     As filed with the Securities and Exchange Commission on May __, 1996

                                                   Registration No. 33-80745
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              AMENDMENT NO. 1 TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                  RAGAR CORP.
            (Exact name of registrant as specified in its charter)

            New York                       2836,2835             11-2925673
  (State or other jurisdiction      (Primary standard         (I.R.S. employer
       of incorporation or      industrial classification    identification no.)
          organization)                code number)

                         c/o Branin Investments, Inc.
                                100 Maiden Lane
                              New York, NY 10038
                                (212) 898-8888

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                               PHILIP A. HERMAN
                     President and Chief Executive Officer
                                  Ragar Corp.
                         c/o Branin Investments, Inc.
                                100 Maiden Lane
                              New York, NY 10038

                                --------------

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:

                              ANDREW J. LEVINSON
                   Shereff, Friedman, Hoffman & Goodman, LLP
                               919 Third Avenue
                           New York, New York 10022
                                (212) 758-9500

                                --------------


         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: /X/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE


     Amount and Title                                                                     Proposed
     of Each Class of                                          Proposed                   Maximum
        Securities                  Amount to           Maximum Offering Price           Aggregate                 Amount of
     to be Registered             be Registered            Per Security (1)            Offering Price         Registration Fee(2)
     ----------------             -------------            ----------------            --------------         -------------------
Common Stock, $.001 par             1,605,716                   $3.50                    $5,520,006                $1,903.30
value




     (1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) based on the average of the bid and asked price of the Common Stock on May 24, 1996 (latest date practicable).



     (2) Such fee was paid in December 1995 upon the filing of the Registration Statement.

                              ------------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                  RAGAR CORP.
                             Cross-Reference Sheet
                       Showing Location in Prospectus of
                   Information Required by Items of Form S-1



          Registration Statement Item and Heading                     Caption or Location in Prospectus
          ---------------------------------------                     ---------------------------------
 1.       Forepart of the Registration Statement and Outside Front    Outside Front Cover Page
          Cover of Prospectus

 2.       Inside Front and Outside Back Cover                         Inside Front and Outside Back Cover Pages

 3.       Summary Information, Risk Factors and Ratio of Earnings     Prospectus Summary; Risk Factors
          to Fixed Charges

 4.       Use of Proceeds                                             Use of Proceeds

 5.       Determination of Offering Price                             Outside Front Cover Page;
                                                                      Plan of Distribution

 6.       Dilution                                                    Not Applicable

 7.       Selling Security Holders                                    Principal and Selling Shareholders; Plan of
                                                                      Distribution

 8.       Plan of Distribution                                        Outside Front Cover Page; Principal and
                                                                      Selling Shareholders; Plan of Distribution

 9.       Description of Securities to be Registered                  Description of Capital Stock; Dividend
                                                                      Policy; Shares Eligible for Future Sale

10.       Interests of Named Experts and Counsel                      Not Applicable

11.       Information with Respect to the Registrant                  Outside Front Cover Page; Prospectus
                                                                      Summary; Risk Factors; Dividend Policy;
                                                                      Selected Historical Financial Data;
                                                                      Management's Discussion and Analysis of
                                                                      Financial Condition and Results of
                                                                      Operations; Business; Certain Transactions;
                                                                      Principal and Selling Shareholders;
                                                                      Financial Statements

12.       Disclosure of Commission Position on Indemnification for    Not Applicable
          Securities Act Liabilities



                  SUBJECT TO COMPLETION, DATED MAY ____, 1996

                               1,605,716 Shares


                                  Ragar Corp.

                                 Common Stock


          This Prospectus relates to the offer and sale by the holders thereof
(the "Selling Shareholders") of 1,605,716 shares of common stock, par value
$.001 per share (the "Common Stock"), of Ragar Corp. (the "Company"). (The shares of Common Stock offered hereby are sometimes referred to herein as the "Securities.")


          Subject to certain agreed-upon lock-up periods more fully described herein, the Securities may be sold from time to time by the Selling Shareholders directly, or through agents designated from time to time or through dealers or underwriters also to be designated, on terms to be determined at the time of sale. To the extent required, the specific Securities to be sold, the names of the Selling Shareholders, the purchase price, the public offering price, the names of any such agents, dealers or underwriters and any applicable commission or discount with respect to a particular offer will be set forth in an accompanying Prospectus supplement (or, if required, a post-effective amendment to the Registration Statement of which this Prospectus forms a part). The distribution of the Securities may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees, commissions or discounts may be paid by the Selling Shareholders in connection with such sales.

          The Selling Shareholders and intermediaries through whom the Securities are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities, and any profits realized or commissions received may be deemed underwriting compensation. The Company has agreed to indemnify the Selling
Shareholders against certain liabilities, including liabilities under the Securities Act.

          The Company will not receive any of the proceeds from the sale of Securities offered hereby. Expenses of this offering, estimated at $200,000, are payable by the Company. The aggregate proceeds to the Selling Shareholders from the sale of the Securities will be the purchase price of the Securities sold, less the aggregate underwriting fees, discounts and commissions, if any. See
"Principal and Selling Shareholders." Prior to this offering, there has been a limited public market for the Common Stock of the Company.


                           -------------------------

The Common Stock offered hereby is speculative and involves a high degree of risk. See "Risk Factors" beginning on Page 6 for a discussion of certain factors that should be considered by prospective purchasers of the Common Stock offered hereby.

                           -------------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
              OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                 ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                      REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

               The date of this Prospectus is ____________, 1996



                             AVAILABLE INFORMATION

          The Company has filed with the Securities and Exchange Commission (the
"Commission") a Registration Statement on Form S-1 (the "Registration
Statement") under the Securities Act with respect to the securities offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and this offering, reference is made to the Registration Statement, including the exhibits filed therewith, which may be inspected without charge at the Commission's principal office at 450 Fifth
Street, N.W., Washington, DC 20549. Copies of the Registration Statement may be obtained from the Commission at its principal office upon payment of prescribed fees. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and, where the contract or other document has been filed as an exhibit to the Registration Statement, each such statement is qualified in all respects by reference to the applicable document filed with the Commission.

          The Company is currently subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended
(the "Exchange Act") and in accordance therewith is required to file reports and other information with the Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at its principal offices.

          The Company intends to furnish its shareholders with annual reports containing audited consolidated financial statements and an opinion expressed thereon by the Company's independent certified public accountants.




                              PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information (including the financial statements and the notes thereto) appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety.

                                  The Company

          Ragar Corp. (the "Company") was organized under the laws of the State of New York on July 19, 1988. References to the Company herein shall mean the Company and its consolidated subsidiaries (including the operations of their predecessors) except to the extent the context requires otherwise. Ragar Corp.
had no substantial operations prior to the acquisition on June 2, 1995, in a reverse acquisition, of Carpet Barn Holdings, Inc. ("CBH"), which was organized under the laws of the State of Delaware on May 26, 1995. CBH and its wholly owned subsidiary, Carpet Barn, Inc. ("CBI"), a Delaware corporation. CBH and CBI were formed for the purpose of acquiring the assets and operations of Carpet
Barn, Inc., a Nevada corporation ("Carpet Barn"), a retail carpet sales and installation outlet located in Las Vegas, Nevada.


          The Company believes it is the largest seller and installer of floor coverings for the residential housing market in Nevada. CBI, as the successor to CBI, sells carpet, vinyl and ceramic tile floor coverings out of its approximately 44,000 square foot facility in Las Vegas. Carpet Barn sells approximately 75% of its products to the new home market through its New Housing
Division and approximately 25% of its products to the retail replacement market through its Replacement Sales Division. CBI employs approximately 125 people, in addition to its utilization of approximately 300 installers who are paid on a "per installation" basis.


          Ragar Corp. was organized to seek out a suitable business for acquisition or merger and completed an initial public offering of common stock, par value $.001 per share (the "Common Stock"), on January 9, 1990. On June 2,
1995, Ragar Corp. acquired all of the common stock of CBH in an exchange (the
"Exchange") for the issuance to the holders of common stock of CBH of an aggregate of 13,217,750 shares of Common Stock, pursuant to an agreement and Plan of Exchange, dated as of June 1, 1995 (the "Exchange Agreement"), among
Ragar Corp., CBH and the holders of common stock of CBH . In addition, the Company completed the acquisition (the "Acquisition") of substantially all of the assets of Carpet Barn pursuant to the Asset Purchase Agreement, dated as of June 1, 1995 (the "Purchase Agreement"), between CBI and Carpet Barn. The current directors and executive officers of the Company replaced the existing directors and executive officers of the Company in connection with the Exchange.

          The Company's principal executive offices are located c/o Branin
Investments, Inc. ("Branin"), 100 Maiden Lane, New York, New York 10038 and its telephone number is (212) 898-8888.

                                 The Offering



Common Stock offered by
the Selling Shareholders          1,605,716 shares



Common Stock to be outstanding
after this offering(1)            15,135,716 shares


Use of Proceeds                   The Company will not receive any of the
                                  proceeds from the sale of the Securities
                                  offered hereby.

                                      3


Risk Factors                      The Common Stock offered hereby is speculative
                                  and involves a high degree of risk.  See "Risk
                                  Factors."

- ---------------------------

(l) Based upon the number of shares of Common Stock outstanding as of May 17, 1996. See "Capitalization."


                                      4


                         Summary Financial Information

  The summary financial information set forth below should be read in connection with the more detailed financial statements and notes thereto included elsewhere in this Prospectus.




                                               Predecessor Company(1)                           Ragar Corp. (1)
                                              Year Ended December 31,
                   ---------------------------------------------------------------------------  --------------
                                                                                                Pro Forma For
                                                                                                  the Year
                                                                      Period      Period Ended      Ended
                                                                    Ended June     December 31,   December 31,
                   1991         1992          1993         1994     1, 1995(2)       1995(3)        1995(4)
                   ----         ----          ----         ----     ----------       -------        -------
                (Unaudited)
Statement of
Operations
Data:
Net sales       $26,891,940   $28,993,553  $34,529,604  $42,506,987  $16,362,727   $23,979,879    $40,342,606

Gross profit      7,297,215     8,166,771    9,598,285   10,957,627    5,030,797     6,125,600     11,156,397

Income from
operations          762,590     1,375,243    1,095,788    5,547,771    3,723,657     2,108,953      5,365,943

Income before
income taxes        836,755       925,410    1,113,821    4,888,341    3,737,144      743,955       3,025,131

Net income          836,755       925,410    1,113,821    4,888,341    3,737,144       489,360      1,996,586

Net income
per common
share                 8,368         9,254       11,138       48,883       37,371          0.02           0.10

Weighted
average
common
shares
outstanding             100           100          100          100          100    14,583,163     14,583,163

Pro forma
income tax
effect(5)           284,497       314,639      378,699    1,662,036    1,270,629

Pro forma net
income after

taxes(5)            552,258       610,771      735,122    3,226,305    2,466,515



                                                     December 31, 1994                        December 31, 1995
                                                     -----------------                        -----------------
Balance Sheet Data:
Working capital (deficit)                              $    514,566                              $(3,756,613)

Total assets                                              3,174,141                                24,084,491

Long-term debt and capital lease obligations,
  less current maturities                                   173,884                                 8,811,558

Stockholders' equity                                        787,780                                 6,487,334


- ----------------------------

(1) The results of operations of the Company are not comparable to those of the Predecessor Company, due primarily to the amortization of intangible assets and interest expense on the debt incurred in connection with the Acquisition.

(2) Period refers to period from January 1, 1995 through June 1, 1995.

(3) Period refers to period from June 2, 1995 through December 31, 1995, due to the Acquisition.

(4) Gives effect to the Acquisition and the Financing (as defined herein) as if such transactions had occurred on January 1, 1995. See "Financial Statements."

(5) Predecessor Company elected to be taxed under the S corporation provisions of the Federal tax law which provide that in lieu of payment of income taxes at the corporate level the stockholders individually reported their pro rata share of the Predecessor Company's items of income, deduction, loss and credit.

                                                                Predecessor Company (1)              Ragar Corp. (1)
                                                             ------------------------------          ---------------
                                                                                Pro forma
                                                                                 for the
                                                             Three Months      Three Months            Three Months
                                                              Ended March       Ended March            Ended March
                                                               31, 1995         31, 1995(2)              31, 1996
                                                               --------         -----------              --------
Statement of Operations Data:

Net sales                                                    $9,147,284         $9,147,284              $9,764,955

Gross profit                                                  2,850,937          2,850,937               2,677,908

Income from operations                                        2,017,787          1,684,688                 801,468

Income before income taxes                                    2,021,818          1,274,204                 390,984

Net Income                                                    2,021,818            840,975                 246,333

Net Income per common share                                      20,218               0.05                    0.01

Weighted average common shares outstanding                          100         14,583,163              14,583,163

                                                                                                    March 31, 1996
                                                                                                    --------------
Balance Sheet Data:

Working capital (deficit)                                                                             $(4,177,829)

Total assets                                                                                            23,214,808

Long-term debt and capital lease obligations,
         less current maturities                                                                         7,853,461

Stockholders' equity                                                                                     6,624,467




(1) The results of operations of the Company are not comparable to those of the Predecessor Company, due primarily to the amortization of intangible assets and interest expense on the debt incurred in connection with the Acquisition.




(2) Gives effect to the Acquisition and the Financing (as defined herein) as if such transactions had occurred on January 1, 1995. See "Financial Statements."

                                 RISK FACTORS


                  In addition to the other information in this Prospectus, the following risk factors should be considered carefully in evaluating the Company and its business before purchasing the shares of Common Stock offered hereby.

Recent Acquisition of Carpet Business

                  Prior to June 2, 1995, the Company was a development stage enterprise and its primary activities were limited to locating an acceptable acquisition candidate. On June 2, 1995, the Company consummated the Acquisition of Carpet Barn. Accordingly, the Company and its management, other than the Company's Chief Operating Officer, have no prior experience in the floor covering business. The likelihood of the Company's success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the acquisition of a new business and development of new business and financial strategies. These include, but are not limited to, competition, the need to develop and expand customer support capabilities and market expertise, market acceptance and sales and marketing. There can be no assurance that the Company's revenue will be maintained or that the Company will maintain profitable operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Management - Directors, Executive Officers and Significant Employees" and "Certain Transactions."

Dependence on Suppliers and Manufacturers

                  The Company relies primarily on several independent high volume carpet manufacturers for the production of its floor coverings. Since the Acquisition, the Company's top six suppliers accounted for 81.7% of the Company's floor covering purchases. Although these manufacturers have been reliable, high-quality producers, there can be no assurance that in the future these manufacturers will be willing or able to meet the Company's requirements on a timely basis or that their pricing policies will remain competitive. While the Company believes that there are a number of manufacturers capable of producing floor covering products, any delays in obtaining such on a timely basis could have a material adverse effect on the Company's operations. See "Business - Suppliers."

Dependence on and Relationship with Customers

                  The Company's top five customers accounted for approximately 35%, 37%, 31% and 36% of the Company's net sales in 1993, 1994, 1995 and the three months ended March 31, 1996, respectively. To date, most of the Company's sales have been made to several major Clark County, Nevada homebuilders which have been customers for many years. There can be no assurance that in the future these customers will continue to do business with the Company. Loss of any major customer or a material reduction in a major customer's purchases would have a material adverse effect upon the Company.

Growth Strategy; Acquisitions; Capital Requirements


                  To take advantage of the consolidation trend in the floor covering industry and expand its product and service portfolio, as well as to achieve geographic diversity, the Company's strategy includes growth through acquisitions. The Company is subject to various risks associated with an acquisition growth strategy, including the risk that the Company will be unable to identify and recruit suitable acquisition candidates in the future or to integrate and manage them. The Company's expansion strategy may also require significant capital resources. Branin, a significant stockholder of the Company and an entity of which the Company's Chairman and President is also President, entered into a non-binding letter of intent in November 1995 to acquire a single floor covering retailer with annual net sales in excess of $350 million. Although such letter of intent expired, the parties are continuing discussions on the structure and financing of a possible transaction. There can be no assurance that such mutually agreeable documentation or financing can be arranged or that Branin would accomplish the acquisition through the Company, or what fees, if any, Branin would receive. Moreover, Branin may provide services in connection with other future acquisition candidates and may receive fees in connection therewith. These fees, if any, may not be negotiated on an arms-length basis.

                  Capital is needed not only for acquisitions, but also for the effective integration, operation and expansion of such businesses. Accordingly, the Company may need to raise capital through the issuance of long-term or short-term indebtedness or the issuance of its equity securities in private or public transactions, which could result in dilution of existing equity positions, increased interest and amortization expense, or decreased income to fund future expansion. There can be no assurance that acceptable financing for future acquisitions or for the integration and expansion of existing business can be obtained.

Future Capital Needs; Leverage

                  The Company's future capital requirements will depend on many factors, including cash flow from operations, competing market developments, the Company's ability to market its products and services successfully and future expansion plans. The Company incurred significant indebtedness in connection with the Acquisition of Carpet Barn. In addition, at March 31, 1996, the Company had a working capital deficit of $4,172,729. The Company depends significantly on its credit facility (the "Credit Agreement") with First Source Financial, LLP ("First Source"), an unaffiliated commercial lender, for its working capital and debt repayment needs. The Credit Agreement contains covenants requiring CBI to maintain minimum levels of tangible net worth, working capital and various ratios. As of December 31, 1995, the Company was in violation of the following financial covenants: adjusted net worth at June 30, 1995, and quarterly and annual interest coverage ratios during the period from June 2, 1995 (commencement of operations) through December 31, 1995 (the "Operating Period"). On April 15, 1996, First Source waived these covenant violations and agreed to negotiate in good faith to amend such covenants by June 1, 1996 so that the Company can reasonably expect to be in compliance with such amended covenants based on its current operating and cash flow budgets. The Company believes it can be in compliance with the proposed amended covenants. There can be no assurance that such amendments will be obtained. As of May 31, 1996, the Company and First Source have not agreed to the specific covenant revisions. Management is in the process of negotiating to extend the waiver period beyond June 1, 1996 to allow for the current covenant revision discussions to be consummated. To date, First Source has given management no indication of their intent to accelerate the note in the near term, which First Source could do if the waiver expires without acceptable amendments to the financial covenants. The Company does not have any arrangements to refinance such note in the event of any acceleration of such note. While there can be no assurance, management believes it will be successful in getting the waiver period extended until the covenants can be revised. Until such covenants are amended, the Company has agreed to limit certain payments with respect to outstanding securities of the Company. The Credit Agreement also limits payments from CBI to CBH and limits dividends, redemptions, and purchases of capital stock of CBI, CBH and the Company. The Company's growth will be dependent upon its ability to obtain financing under the Credit Agreement and any successor facility at rates and upon terms acceptable to the Company. There can be no assurance that the Company will continue to have sufficient sources of funds to meet its future financing needs. Any equity financing could result in dilution to the Company's then existing shareholders, and any financing, if available at all, may be on terms unfavorable to the Company. If adequate funds are not available, the Company may be required to curtail its activities significantly. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources."

Control of the Company

                  The Company's directors and executive officers currently own beneficially approximately 85.8% of the outstanding shares of Common Stock. Since there are no cumulative voting rights provided for in the Company's Certificate of Incorporation, these persons are in a position to effectively control the election of the members of the Board of Directors, control most corporate actions, including the merger or sale of the Company or its assets, generally direct the affairs of the Company and prevent a change in control of the Company. See "Principal and Selling Shareholders."

Dependence on Key Personnel

                  The success of the Company is largely dependent on the skills, experience and efforts of its senior management. The loss of the services of certain members of the Company's senior management could have a material adverse effect on the Company's business and prospects. The Company believes that its future success will also depend in part upon its ability to attract, retain and motivate qualified personnel. Competition for such personnel is intense. There can be no assurance that the Company will be successful in attracting and retaining such personnel. See "Management."

Competition
                  The floor covering market is extremely competitive. The Company's primary competition offer substantially similar services as the Company and some may have greater market recognition and greater financial, technical, marketing and human resources than the Company. There can be no assurance that the Company will be able to compete successfully against existing companies or new entrants to the marketplace. See "Business--Competition."

Cyclical Nature of Industry; Single Market

                  The retail floor covering industry historically has been cyclical and the overall levels of sales are influenced by a number of factors, including consumer behavior and confidence in spending for durable goods, the level of personal discretionary spending, interest rates, turnover in housing, the condition of the residential and commercial construction industries (including new housing starts and level of commercial construction) and the overall strength of the economy. During cyclical economical downturns, the industry can be expected to experience a general decline in sales and profitability.

                  Currently, approximately 75% of the Company's sales are through its New Housing Division and 25% of sales are through its Replacement Sales Division. The Company's performance will be dependent to a significant extent upon the levels of new residential construction, residential replacement and remodeling spending and non-residential construction, all of which are affected by such factors as interest rates, inflation and employment. The level of new residential construction in Clark Country, Nevada, the Company's sole current market, declined in the year ended December 31, 1995, as compared to the prior year. Declines in new residential and non-residential construction and remodeling activity may have a materially adverse effect on the Company's financial condition and results of operations. See "Business."


Risks Generally Associated With Retailing


                  The Company is a specialty retailer of floor covering, primarily through new home builders. As such, the Company is subject to various business risks generally associated with the retailing industry. Such risks include changes in consumer tastes, spending habits, national, regional or local economic conditions and population and traffic patterns, any of which could adversely affect the Company's future sales, expenses and profitability. There can be no assurance that the Company will be able to successfully anticipate and respond to changing conditions affecting consumer acceptance of its merchandise. See "Business."


Indoor Air Quality

                  The effect of carpeting and other floor covering products on indoor air quality has been the subject of debate in recent years. Although there is some question within the industry as to whether emissions from carpet pose a health hazard, there can be no assurance that researchers will not detect hazardous levels of emissions from carpet. The discovery of adverse health effects resulting from carpeting, or the public perception thereof, could have a material adverse effect on the Company's operations.

Management Information Systems

                  The Company is currently implementing computerized management information systems. Since the Acquisition, the Company has spent approximately $130,000 implementing and upgrading management information systems. The Company believes the systems in place at the time of the Acquisition were inadequate. There can be no assurance that the Company will be able to successfully implement new management information systems or that such systems will be adequate.

No Anticipated Dividends

                  The Company has not previously paid any dividends on its Common Stock and for the foreseeable future intends to continue its policy of retaining any earnings to finance the development and expansion of its business. Furthermore, pursuant to the Credit Agreement, CBH and CBI are prohibited from declaring dividends or making other distributions on their capital stock, with certain exceptions. See "Dividend Policy" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources."

No Assurance of Public Market; Volatility of Price

                  Prior to this offering, there has been a limited public trading market for the Common Stock. The Common Stock has been traded in the over-the-counter market in the

"electronic bulletin board" since September 1995. There can be no assurance that a regular trading market for the Common Stock will develop after this offering or that, if developed, it will be sustained. In addition, there has been significant volatility in the market price of securities of emerging companies that often have been unrelated to the operating performance of such companies. The Company believes that factors such as failure to meet securities analysts' performance expectations and quarterly variations in financial results could cause the market price of the Common Stock to fluctuate substantially. These market fluctuations may adversely affect the price of and market for the Common Stock. See "Price Range of Common Stock" and "Plan of Distribution - Nasdaq Listing."

Shares Eligible for Future Sale; Registration Rights


                  The Company currently has 15,135,716 shares of Common Stock outstanding. Of such shares, the shares sold in this offering (other than shares which may be purchased by "affiliates" of the Company) will be freely tradeable without restriction or further registration under the Securities Act. In addition, the 100,000 shares sold by the Company in its initial public offering in 1990 (other than shares which may be purchased by affiliates of the Company) are freely tradeable without restriction or further registration under the Securities Act. The 15,035,716 remaining shares of Common Stock are "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act, and may only be sold pursuant to a registration statement under the Securities Act or an applicable exemption from the registration requirements of the Securities Act, including Rule 144 and 144A thereunder. Approximately 62,000 shares are eligible for sale pursuant to Rule 144. No predictions can be made as to the effect, if any, that market sales of shares of existing shareholders or the availability of such shares for future sale will have on the market price of shares of Common Stock prevailing from time to time. The prevailing market price of the Common Stock after the offering could be adversely affected by future sales of substantial amounts of Common Stock by existing shareholders. See "Certain Transactions," "Principal and Selling Shareholders," "Shares Eligible for Future Sale" and "Plan of Distribution."


                                USE OF PROCEEDS

                  The Company will not receive any proceeds from the sale of shares of Common Stock by the Selling Shareholders. See "Principal and Selling Shareholders".

                          PRICE RANGE OF COMMON STOCK

                  The Common Stock has been quoted on the "electronic bulletin board" operated by the NASD under the symbol "RAGC" since September 1995. Quotations for periods prior to such time are not available. The following table sets forth, for the periods indicated, the high and low bid prices of the Common Stock as reported on the "electronic bulletin board" operated by the NASD. Such over-the-counter quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

                                         High               Low
                                         ----               ---
Fiscal 1996:

First Quarter                            $5.00              $4.00

Second Quarter (through May 24, 1996)
                                          4.00               3.00

Fiscal 1995:

Third Quarter                             3.00               3.00

Fourth Quarter                            4.75               3.00


                  As of March 26, 1996, there were approximately 312 record holders of the Common Stock. The last sale price of the Common Stock on May 22, 1996 was $3.00 per share as reported by the Automated Confirmation Transaction Service.

                                DIVIDEND POLICY


                  The Company has not paid any dividends on its Common Stock to date. The payment of dividends, if any, in the future is within the discretion of the Board of Directors and will depend on the Company's earnings, its capital requirements and financial condition. It is the present intention of the Board of Directors to retain all earnings, if any, for use in the Company's business operations and, accordingly, the Board of Directors does not expect to declare or pay any dividends in the foreseeable future. In addition, pursuant to the Credit Agreement, CBH and CBI are prohibited from declaring dividends or making other distributions on their capital stock, provided that (x) CBI may pay dividends needed in order to permit the making by CBH of (i) interest payments on short-term notes (the "Notes") issued by CBH in a private placement thereof (the "Note Offering") on June 1, 1995, so long as (A) no default exists under the Credit Agreement and (B) CBI's net worth (after giving effect to such payment) is at least equal to its net worth on June 2, 1995; and (ii) principal payments on the Notes, so long as (A) no default exists under the Credit Agreement and (B) CBI's net worth (after giving effect to such payment) is at least $7,000,000; (y) CBI may pay dividends needed in order to permit (i) the payment by CBH of dividends on its preferred stock, so long as (A) no default exists under the Credit Agreement and (B) CBI's net worth (after giving effect to such payment) is at least equal to its net worth on June 2, 1995; and (z) the redemption by CBH of its preferred stock, so long as (A) no default exists under the Credit Agreement and (B) CBI's net worth (after giving effect to such payment) is at least $7,000,000. In conjunction with a covenant waiver obtained, the Company agreed to limit certain payments with respect to outstanding securities of the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                CAPITALIZATION


                  The following table sets forth the consolidated capitalization of the Company at March 31, 1996.



                                                                                                March 31, 1996
                                                                                                --------------
        Notes payable and current maturities of long term debt
                                                                                                   $6,319,856
        Long term debt, less current maturities                                                     7,953,461
                                                                                                    ---------

        Stockholders' equity:

        Preferred stock(1), $.01 par value ($1,000
          stated value), 12% cumulative; 5,500 shares
          authorized; 4,140 shares issued and
          outstanding                                                                              4,140,000


        Discount on Preferred stock                                                               (1,283,571)

        Common Stock, $.001 par value;
          120,000,000 shares authorized;
         14,987,145 shares issued and outstanding                                                      14,987

        Additional paid-in capital                                                                  3,344,953

        Retained earnings                                                                             408,098
                                                                                                  -----------
                                                                                                  -----------

           Total stockholders' equity                                                               6,624,467
                                                                                                  -----------

        Total capitalization                                                                      $23,214,808
                                                                                                  -----------
                                                                                                  -----------

- --------------------

(1) As a result of the reverse Acquisition, the preferred stock of CBH is presented as preferred stock of the Company.

                      SELECTED HISTORICAL FINANCIAL DATA


         The selected statement of operations financial data presented below have been derived from the financial statements of the Company and Carpet Barn. The Financial Statements of the Company as of December 31, 1995 and for the period from June 2, 1995 (commencement of operations) through December 31, 1995, together with the report thereon of McGladrey & Pullen, LLP, independent public accountants, are included elsewhere in this Prospectus. The Financial Statements of Carpet Barn as of December 31, 1994 and for the period from January 1, 1995 through June 1, 1995 and for the years ended December 31, 1994 and 1993, together with the report thereon of McGladrey & Pullen, LLP, independent public accountants, are included elsewhere in this Prospectus. The selected historical financial data for the three-month periods ended March 31, 1996 and 1995 have been derived from unaudited consolidated financial statements and include, in the opinion of management, all normal recurring adjustments necessary to present fairly the data for such periods. The operating results for the three-month periods are not necessarily indicative of the results that may be expected for a full year. The selected historical financial data below should be read in conjunction with the Financial Statements and Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.




                               Predecessor Company (1)                                  Ragar Corp. (1)
                                                                                                  Pro Forma
                                                                                       Period      For the
                                                                        Period         Ended      Year Ended
                                                                      Ended June      December    December
                     1991         1992         1993         1994      1, 1995(2)     31, 1995(3) 31, 1995 (4)
                     ----         ----         ----         ----      ----------     ----------  ------------
                  (Unaudited)
Statement of
Operations Data:
Net sales         $26,891,940  $28,993,553  $34,529,604   $42,506,987  $16,362,727  $23,979,879  $40,342,606

Gross profit        7,297,215    8,166,771    9,598,285    10,957,627    5,030,797    6,125,600   11,156,397

Income from
operations            762,590    1,375,243    1,095,788     5,547,771    3,723,657    2,108,953    5,365,943

Income before
income taxes          836,755      925,410    1,113,821     4,888,341    3,737,144      743,955    3,025,131

Net income            836,755      925,410    1,113,821     4,888,341    3,737,144      489,360    1,996,586

Net income per
common share            8,368        9,254       11,138        48,883       37,371         0.02         0.10

Weighted
average common
shares
outstanding               100          100          100           100          100   14,583,163   14,583,163

Pro forma
income tax
effect(5)             284,497      314,639      378,699     1,662,036    1,270,629

Pro forma net
income after
taxes(5)              552,258      610,771      735,122     3,226,305    2,466,515


                                                   December 31, 1994                            December 31, 1995
                                                   -----------------                            -----------------
Balance Sheet Data:


Working capital (deficit)                                $    514,566                             $(3,756,613)
Total assets                                                3,174,141                               24,084,491
Long-term debt and capital lease
  obligations, less current maturities                        173,884                                8,811,558
Stockholders' equity                                          787,780                                6,487,334

- ----------------------------
(1) The results of operations to the Company are not comparable to those of the Predecessor Company, due primarily to the amortization of intangible assets and interest expense on the debt incurred in connection with the Acquisition.

(2)  Period refers to period from January 1, 1995 through June 1, 1995.

(3) Period refers to period from June 2, 1995 through December 31, 1995, due to the Acquisition.

(4) Gives effect to the Acquisition and the Financing (as defined herein) as if such transactions had occurred on January 1, 1995. See "Financial Statements."

(5) Predecessor Company elected to be taxed under the S Corporation provisions of the Federal tax law which provide that in lieu of payment of income taxes at the corporate level the stockholders individually reported their pro rata shares of the Predecessor Company; items of income, deduction, loss and credit.

                                                                   Predecessor Company (1)  Ragar Corp. (1)
                                                                             Pro forma
                                                                              for the
                                                      Three Months         Three Months          Three Months
                                                       Ended March          Ended March          Ended March
                                                        31, 1995            31, 1995(2)            31, 1996
                                                        --------            -----------            --------
Statement of Operations Data:
Net sales                                                    $9,147,284         $9,147,284              $9,764,955
Gross profit                                                  2,850,937          2,850,937               2,677,908
Income from operations                                        2,017,787          1,684,688                 801,468
Income before income taxes                                    2,021,818          1,274,204                 390,984
Net Income                                                    2,021,818            840,975                 246,333
Net Income per common share                                      20,218               0.05                    0.01
Weighted average common shares outstanding                          100         14,583,163              14,583,163


                                                                                                    March 31, 1996
                                                                                                    --------------
Balance Sheet Data:
Working capital (deficit)                                                                             $(4,177,829)
Total assets                                                                                            23,214,808
Long-term debt and capital lease obligations,
         less current maturities                                                                         7,853,461
Stockholders' equity                                                                                     6,624,467



(1) The results of operations of the Company are not comparable to those of the Predecessor Company, due primarily to the amortization of intangible assets and interest expense on the debt incurred in connection with the Acquisition.


(2) Gives effect to the Acquisition and the Financing (as defined herein) as if such transactions had occurred on January 1, 1995. See "Financial Statements."

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


                  The following discussion of the financial condition and results of operations of the Company relates to the fiscal year ended December 31, 1995, 1994 and 1993 and the three month periods ended March 31, 1996 and 1995 and should be read in conjunction with the preceding Selected Financial Data and the financial statements and notes thereto included elsewhere in this Prospectus. All references to full years are to the applicable fiscal year of the Company. All discussion of 1994 and 1993 financial information relates to financial results of Carpet Barn. Discussion of information for 1995 relates to the pro forma consolidated financial results of the Company and Carpet Barn for that period.


                  Predecessor Company results have been adjusted for comparison purposes in the following discussions. Compensation to the owner of the Predecessor Company has been adjusted as the former owner is not involved in the

Successor Company's operations and has been replaced by two individuals with employment agreements at salaries considerably less than the former owner's compensation level. Foreign currency contracts are also removed from the discussion of results from operations as the Predecessor Company speculated in these contracts only during 1994 and had no positions at either the beginning or end of the year. The Successor Company is not and has no intention of being involved in these types of speculative investments. Due to the fact that the Predecessor Company was a subchapter S corporation, the amount of owner's compensation and/or dividends were directly related to personal income tax considerations. Therefore, the amount of compensation and dividends paid each year varied as his personal earnings increased or decreased.

Results of Operations


Three Months Ended March 31, 1996 and 1995



                  Total revenues increased by $617,671 to $9,764,955 for the quarter ended March 31, 1996 from $9,147,284 for the quarter ended March 31, 1995, representing an increase of 6.8%. This increase is attributable to an increase in new home sales for the first quarter of 1996 over the first quarter of 1995.



                  Although total revenues increased, gross margin decreased from $2,650,937 in 1995 to $2,677,908, representing a decrease of 6.1%. This decrease is a direct result of price increases from the Company's vendors and an increase in new home sales which generally have a lower gross margin than replacement sales.



                  Selling, general and administrative expenses increased from $849,703 for the quarter ended March 31, 1995 to $1,559,894 for the quarter ended March 31, 1996. This increase is due to the following: 1) increases in salaries and related payroll taxes, 2) an increase in the modification rate for workers' compensation due to the change in ownership on June 2, 1995, 3) contract labor to upgrade the Company's management information system, 4) professional expenses associated with the annual audit and required public filings, 5) other general expenses to upgrade the operations of the Company.



                  Operating income decreased by $883,220 from $1,684,688 for the quarter ended March 31, 1995 to $801,468. Net income decreased from $840,975 for the quarter ended March 31, 1995 to $246,333 for the quarter ended March 31, 1996. These decreases were due to the above mentioned decreases in gross margin and increases in selling, general and administrative expenses.

Fiscal Years Ended December 31, 1995 and 1994

                  Total revenues decreased from $42,506,987 for the year ended December 31, 1994 to $40,342,606 for the year ended December 31, 1995, representing a decease of 5.1%. The decrease can be attributed to a decrease in sales for new tract homes partially offset by an increase in the replacement sales business. During 1995 it is estimated that new home unit sales volume decreased by approximately 5.6% in the Las Vegas marketplace.

                  Although total revenues decreased, gross margin grew from $10,957,627 in 1994 to $11,156,397 in 1995 due to an increase in gross margin percentage from 25.8% in 1994 to 27.7% in 1995. This increase in gross margin percentage can be attributed to an increase in higher margin replacement sales business.

                  Operating income reached $5,832,611 in 1995, which represents an increase of $284,840 over operating income of $5,547,771 in 1994. Adjusted for compensation paid to the owner of the Predecessor Company of $0 and $2,030,000 in 1995 and 1994, respectively, operating income decreased by $1,745,160 from $7,577,771 in 1994 to $5,832,611 in 1995. Adjusted for compensation paid to the owner of the Predecessor Company, pre tax net income was $4,481,099 in 1995 as compared to $6,918,341 in 1994, despite a $656,262 non-operating loss on the sale of foreign currency contracts in 1994. A substantial portion of this decrease is a direct result of the amortization of intangibles and the increase in interest expense resulting from the Acquisition, consulting fees paid to related parties, increases in workers' compensation insurance premiums (resulting from the change in ownership) and salaries paid to new management. It should be noted that the Predecessor Company was operated as a subchapter S corporation; therefore, the Predecessor Company's results of operations do not include deductions for income taxes.

Fiscal Years Ended December 31, 1994 and 1993

                  Total revenues increased from $34,529,604 for the year ended December 31, 1993 to $42,506,987 for the year ended December 31, 1994, representing an increase of 23.1%. Approximately $7.5 million, or 93% of the increase, can be attributed to sales for new tract homes. During 1994 it is estimated that new home unit sales volume grew by approximately 33% in the Las Vegas marketplace.

                  Gross margin grew from $9,598,265 in 1993 to $10,957,627 in 1994. However, the gross margin percentage decreased from 27.8% in 1993 to 25.8% of sales in 1994, primarily due to a lower overall percentage of higher margin replacement sales business.

                  Operating income reached $5,547,771 in 1994, which represents an increase of $4,451,983 over operating income of $1,095,788 in 1993. Adjusted for compensation to the former owner of Carpet Barn of $5,550,000 in 1993 and $2,030,000 in 1994, operating income increased by $931,983, from $6,645,788 in 1993 to $7,577,771 in 1994.

                  Net income was $4,888,341 in 1994, despite a $656,262
non-operating loss on the sale of foreign currency contracts. Adjusted for compensation to the former owner of Carpet Barn, net income was $6,918,341 in 1994 and $6,663,821 in 1993. It should be noted that both 1994 and 1993 net income (of Predecessor Company) does not include a deduction for income taxes as Carpet Barn was operated as a subchapter S corporation. Pro forma net income after taxes would have been $1,996,586, $2,258,492 and $2,091,869 for years ended 1995, 1994 and 1993, respectively, after adjusting for a decrease in owner's compensation and increases in interest, amortization and rent expense.

Liquidity and Capital Resources


                 The Company's cash increased by $367,088 during the quarter ended March 31, 1996. Cash provided by operating activities was $645,509. At March 31, 1996, the Company had a working capital deficit of $(4,172,729). Included in such deficit are short-term notes payable of $2,789,256 and current maturities of long-term debt of $3,530,000. At March 31, 1996, the Company had approximately $800,000 of available credit under the Credit Agreement with First Source. The Credit Agreement contains covenants requiring CBI to maintain minimum levels of tangible net worth, working capital and various ratios. As of December 31, 1995, the Company was in violation of the following financial covenants: adjusted net worth at June 30, 1995, and quarterly and annual interest coverage ratios during the period from June 2, 1995 (commencement of operations) through December 31, 1995. On April 15, 1996, First Source waived these covenant violations and agreed to negotiate in good faith to amend such covenants by June 1, 1996 so that the Company can reasonably expect to be in compliance with such amended covenants based on its current operating and cash flow budgets. The Company believes it can be in compliance with the proposed amended covenants. There can be no assurance that such amendments will be obtained. As of May 31, 1996, the Company and First Source have not agreed to the specific covenant revisions. Management is in the process of negotiating to extend the waiver period beyond June 1, 1996 to allow for the current covenant revision discussions to be consummated. To date, First Source has given management no indication of their intent to accelerate the note in the near term, which First Source could do if the waiver expires without acceptable amendments to the financial covenants. The Company does not have any arrangements to refinance such note in the event of any acceleration of such note. While there can be no assurance, management believes it will be successful in getting the waiver period extended until the covenants can be revised. Until such covenants are amended, the Company has agreed to limit certain payments with respect to outstanding securities of the Company. The Credit Agreement also limits payments from CBI to CBH and limits dividends, redemptions, and purchases of capital stock of CBI, CBH and the Company.



                  During the three months ended March 31, 1996, cash used in investing activities was $24,162. Cash used in financing activities during such period was $988,435, used primarily to make principal payments on the Credit Agreement and preferred stock dividends.



                  In June 1995, in order to aid it in consummating its acquisition of Carpet Barn, the Company, through its indirect subsidiary CBI, entered into the Credit Agreement with First Source (the "Financing") pursuant to which First Source advanced to CBI approximately $15,200,000 in term and revolving loans and CBH pledged to First Source all of the common stock of CBI to secure CBI's obligations under the Credit Agreement and guaranteed CBI's debt obligations to First Source under the Credit Agreement. Fees and expenses paid to First Source amounted to $402,000, in addition to incurring other debt acquisition fees of $510,619. The Credit Agreement contains covenants that limit CBI's ability to upstream monies to CBH needed to pay principal and interest on the 12% subordinated notes issued by CBH in connection with the Acquisition (the "Notes") and to pay dividends on the preferred stock, par value $.01 per share, stated value $1,000 per share (the "CBH Preferred Stock"), of CBH. The term portion of the Credit Agreement is due May 31, 1999 and the revolving portion is due May 31, 1997, subject to extension in certain circumstances to May 31, 1999. All borrowings under the Credit Agreement bear interest at the base rate per annum announced by The First Bank of Chicago (8.25% at March 31, 1996) plus 2.25%, payable monthly. As of March 31, 1996, the Company had approximately $800,000 available from First Source under a $3,000,000 working capital note and had no availability from First Source under a $14,000,000 revolving note that had an outstanding balance and commitment of $11,375,000.



                  Immediately prior to the consummation of the Exchange and the Financing, CBH privately sold an aggregate principal amount of $1,940,000 of Notes in the Note Offering, together with shares of CBH Common Stock, raising $1,940,000, and privately sold an aggregate of 2,215 shares of CBH Preferred Stock (the "Preferred Stock Offering"), together with shares of CBH Common Stock, raising an aggregate of $2,215,000. The Notes bore interest at 12% per annum payable monthly. The first half of the principal due on November 30, 1995 were satisfied by the Company making principal payments of $560,000 and the exchange of $820,000 of the Notes for 820 shares of 12% preferred stock of CBH. In addition,

$1,125,000 was raised in connection with the sale of 1,125 shares of such 12% preferred stock, ($605,000 of which was raised in November 1995 and $520,000 of which was raised in May 1996). The proceeds were used to make principal payments in November 1995 and May 1996. In connection with the issuance of the 1,945 shares of 12% preferred stock, the Company issued 555,713 shares of Common Stock. The newly issued shares of 12% preferred stock pay cumulative dividends, payable monthly, at an annual rate of 12% of the stated value thereof and are redeemable upon a Public Offering by the Company. The 12% preferred stock issued in November 1995 included a provision requiring the Company to redeem the stock upon the tenth anniversary of its issuance. Subsequent to December 31, 1995 the redemption provision was rescinded with the approval of the holders of such stock. Because this redemption provision was rescinded the 12% preferred stock is classified as stockholders' equity at December 31, 1995. The Company believes that it has the capacity to obtain additional financing through the sale of equity securities of the Company. However, there can be no assurance in this regard. If the Company obtains such financing, the proceeds would more likely than not be used to pay down any outstanding debt and for general corporate purposes.



                  CBH contributed the monies it raised in the Note Offering and the Preferred Stock Offering to CBI in order for CBI to complete the Acquisition. In connection with the Preferred Stock Offering and the Financing, a finder's fee of $445,000 was paid to Michael H. Mindlin, a director of the Company. Branin, which beneficially owns 1,754,620 shares of Common Stock of the Company and is controlled by Philip A. Herman, Chairman, President and a shareholder of the Company, will receive a fee equal to 3% of the aggregate proceeds from the Note Offering, the Preferred Stock Offering and the Credit Agreement upon the consummation of a Public Offering. The total of such fees will be approximately $650,000. There is no guarantee such an offering will be consummated, therefore the financial statements do not contain any provision or liability for these fees. In addition, CBI has entered into consulting arrangements with (a) Branin, pursuant to which CBI pays $35,000 per month to Branin and (b) PAH Marketing, Inc. ("PAH"), a company controlled by Philip A. Herman, pursuant to which CBI pays $5,000 per month to PAH. In addition, CBI entered into a consulting agreement with Capital Vision Group, Inc. ("Capital"), a company controlled by Lawrence Fleischman, a director and shareholder of the Company, pursuant to which it paid $5,000 per month to Capital from June 1995 through January 1996. These agreements were entered into for the purpose of receiving management advisory services in the areas of operations management, financing and acquisitions.

                  Immediately following the Exchange, the Company contributed to CBH approximately $860,000 in cash, net of expenses (constituting substantially all of its net assets). CBH, in turn, contributed such cash to CBI in order for CBI to complete the Acquisition (together with funds provided to it in the Financing and funds provided to it by CBH from funds raised in the Note Offering and the Preferred Stock Offering). In connection with the Exchange, the Company agreed to issue to designees of Gro-Vest Management Consultants, Inc. ("G-V") an aggregate of 145,250 shares of Common Stock (constituting 1% of the outstanding shares of Common Stock of the Company) as an advisory fee for G-V's role in facilitating the consummation of the Exchange, conditioned on G-V's obtaining, by July 31, 1995, lock up agreements limiting sales of Common Stock of the Company prior to September 23, 1996 from the holders of at least 750,000 shares of the Common Stock (representing 75% of the 1,000,000 shares of outstanding Common Stock subject to registration rights granted to such holders on September 23, 1994 in a private offering). As of December 31, 1995, lock-up agreements had been received from the holders of approximately 907,000 shares of Common Stock of the Company.

                  The Company intends to open one or more new locations in Las Vegas during 1996. The Company anticipates that all capital requirements for any new locations will be funded in full by its vendors.

                  The results of operations of the Successor Company are impacted as a result of the restructuring of the Company after the Acquisition. The leveraged buyout has resulted in amortization expense and interest expense of approximately $85,000 and $198,000 per month. Prior to the Acquisition, the

Predecessor Company had a positive tangible net worth in contrast to the Successor Company, which has a negative tangible net worth due to the increase in intangibles and debt resulting from the Acquisition.

                  The Company believes that cash flow generated by operations will be sufficient for the Company's working capital needs during 1996. Cash flow from operations will be maintained or enhanced by utilizing the following strategies:

                  Continue to Offer Competitive Prices and Enhanced Service. The Company intends to continue its policy of offering to beat any competitor's price and to continue to its policy of next-day installation and a lifetime guarantee on the installation for the original purchaser.

                  Maintain New Home Market Share; Increase Replacement Sales Penetration. Although the Company's sales in the new tract homes declined during 1995, this decline is directly attributed to the overall decline in new home sales throughout Clark County. Estimates for 1996 are for new home sales to increase by 6.0% over 1995. The Company's sales in the replacement sales market grew by $715,127 from $9,763,024 in 1994 to $10,478,151 in 1995.

                  Addition of New Products. The Company has added to its product offerings window and wall coverings on both the new tract home sales and replacement sales markets during the last quarter of 1995.

                  Pursuit of Selective Acquisitions. The Company believes that selective acquisitions will enable the Company to provide additional quality products and to spread its general and administrative costs over higher levels of volume, thereby creating substantial economies of scale. The Company intends to finance these acquisitions by raising debt and equity funds through additional offerings.

Effect of Accounting Pronouncements Issued but not Yet Adopted

Accounting for Stock-Based Compensation

                  In October 1995, the FASB issued Statement No. 123, Accounting for Stock-Based Compensation. Statement No. 123 establishes financial accounting and reporting standards for stock-based employee compensation plans, such as stock options and stock purchase plans. The statement generally suggests but does not require stock-based compensation arrangements for employees be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. Stock-based compensation for nonemployees is required to be accounted for at the fair value of the instruments issued. Statement No. 123 will first be required for the Company's year ending December 31, 1996. Companies that do not elect to change their accounting for stock-based compensation for employees are required to disclose the effect on net income and earnings per share as if the provision of Statement No. 123 were applied. The Company has decided not to adopt the accounting provisions of this statement for employees' stock-based compensation arrangements.

Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of

                  In March 1995, the FASB issued Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long Lived Assets to be Disposed of. Statement No. 121 establishes accounting standard for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used and for long-lived assets, certain identifiable intangibles to be disposed of. Statement No. 121 will first be required for the Company's year ending December 31, 1996. Based on management's preliminary analysis, the Company does not anticipate that the adoption of Statement No. 121 will have a material impact on the consolidated financial statements.

Inflation

                  The Company believes that its revenues are not materially affected by inflation and that any increased expenses due to inflationary pressures will be offset, over time, by corresponding increases in prices it charges to its customers.


                                   Business

Company

                  Ragar Corp. was organized under the laws of the State of New York on July 19, 1988. Ragar Corp. had no substantial operations prior to the acquisition on June 2, 1995, in a reverse acquisition, of CBH, which was organized under the laws of the State of Delaware on May 26, 1995. CBH and its wholly owned subsidiary, CBI, a Delaware corporation, were formed for the purpose of acquiring the assets and operations of Carpet Barn, a Nevada corporation, a retail carpet sales and installation outlet located in Las Vegas, Nevada.

                  The Company believes it is the largest seller and installer of floor coverings for the residential housing market in Nevada. CBI, as the successor to Carpet Barn, sells carpet, vinyl and ceramic tile floor coverings out of its approximately 44,000 square foot facility in Las Vegas. Carpet Barn sells approximately 75% of its products to the new home market through its New Housing Division and approximately 25% of its products to the retail replacement market through its Replacement Sales Division. Carpet Barn employs approximately 110 people, in addition to its utilization of approximately 300 installers who are paid on a "per installation" basis.

                  Ragar Corp. was organized to seek out a suitable business for acquisition or merger and completed an initial public offering of Common Stock on January 9, 1990. On June 2, 1995, Ragar Corp. acquired all of the common stock of CBH in the Exchange for the issuance to the holders of common stock of CBH of an aggregate of 13,217,750 shares of Common Stock, pursuant to the Exchange Agreement, among Ragar Corp., CBH and the holders of common stock of CBH . In addition, the Company completed the Acquisition of substantially all of the assets of Carpet Barn pursuant to the Purchase Agreement between CBI and Carpet Barn. The current directors and executive officers of the Company replaced the existing directors and executive officers of the Company in connection with the Exchange.

Industry Overview

                  The retail floor covering industry in the United States (which includes fixed and non-fixed carpeting and marble, vinyl and wood flooring) is estimated to have grown from approximately $11 billion in 1989 to approximately $13 billion in 1994. Despite this growth in size, the industry has remained fragmented. The Company believes that no single floor covering retailer, including national and large retailers such as Color Tile, Home Depot and New York

Carpet World, accounts for more than ten percent of the total market. The Company believes that while chains and mass merchandisers do not dominate the floor covering industry, such companies do influence pricing, product selection and service innovation. According to the most recent figures available from the U.S. Department of Commerce, U.S. carpet sales volume reached approximately 1.63 billion square yards in 1994, up 10.6% from the prior year. This volume represents a market in excess of $9.9 billion at the retail level. According to Floor Covering Weekly (an industry publication), there are approximately 230 companies engaged in the manufacture and sale of floor covering in the United States.

                  The carpet industry's two primary markets are residential and commercial, with the residential market (the market served by the Company) accounting for approximately 75% of industry sales in 1994 and the commercial market accounting for approximately 25% of such sales. A number of factors influence overall sales levels in the carpet industry, including consumer spending on durable goods, levels of discretionary spending, interest rates, housing turnover, the condition of the residential construction industry and the economy's overall strength.

Strategy

                  The Company's objective is to be a leading provider of floor coverings to the residential markets in Las Vegas and other cities in the southwestern United States. The Company's strategy includes the following:

                  Continue to Offer Competitive Prices and Enhanced Service. The Company intends to continue its policy of offering to beat any competitor's price. In addition, the Company intends to continue its policy of next-day installation and of guaranteeing free repairs on carpets it has installed for homeowner-buyers for as long as they own their homes. The Company intends to continue to offer what it believes is quality technical service and assistance to its customers in both the new home and replacement sales markets. Employees of the Company assist, as needed, in all phases of customers' projects, from conceptualization, design and product selection to actual installation. The

Company intends to continue to hire salespersons with experience in floor covering or related trades, and to continue to train such salespersons with respect to its products and services. The Company believes that such programs will have a positive effect on results of operations, although there can be no assurance of this.

                  Maintain New Home Market Share; Increase Replacement Sales Penetration. The Company intends to increase its core business through continued advertising and marketing efforts, and intends to open new branches in other areas of Las Vegas in the upcoming year. The Company's main facility is located centrally, and the additional branches would be located in areas of Las Vegas with large concentrations of mature homes. The Company intends to expand upon its existing base of customers by increasing its number of new home projects with residential developers. In addition, the Company intends to actively seek to increase its retail replacement sales through increased consumer advertising, enhanced marketing, the opening of one or more new retail locations and the addition of new products.

                  Focus on Core Product Areas. The Company intends to offer a broad product selection designed to meet virtually all floor covering needs. However, the Company intends to focus its marketing efforts on four primary product categories: (a) carpet; (b) ceramic tile; (c) vinyl floor covering; and
(d) wood flooring. Since the Acquisition, approximately 70%, 13%, 13% and 4% of the Company's net sales were generated from carpet, ceramic tile, vinyl and wood floor coverings, respectively. In each of these core product areas, the Company intends to provide a product selection which spans a wide range of quality and price points, with a deep selection of product offerings at each level.

                  Addition of New Products. The Company intends to add to its offerings by developing lines of complementary product offerings. The Company has targeted wall and window coverings as its first significant product extensions. The Company intends that its salespersons will take orders on products in these new lines and will promote the products through the Company's advertising campaigns. To that end, the Company has recently hired a manager to develop a wall and window covering showroom in its existing facility and to implement related sales and marketing programs.

                  Pursuit of Selective Acquisitions. The Company believes that its industry presents significant consolidation opportunities and that the Company is well positioned to achieve financial and operational efficiencies through selective acquisitions due to favorable working relationships with its suppliers and major customers. The Company believes that any such acquisitions will enable it to increase its sales while decreasing its general and administrative costs as a percentage of such sales due to the creation of substantial economies of scale. The Company intends to pursue acquisitions of businesses that provide the same products and services as, or those complementary to, the Company's existing business. The Company has identified a number of markets that it intends to explore entering over the next several years. In November 1995, Branin, a significant stockholder of the Company and an entity of which the Company's Chairman and President is also President, entered into a non-binding letter of intent to acquire a floor covering retailer with annual net sales in excess of $350 million. Although such letter of intent has expired, the parties are continuing discussions on the structure and financing of a possible transaction. There can be no assurance that such mutually agreeable documentation or financing can be arranged or that Branin would accomplish the acquisition through the Company, or what fees, if any, Branin would receive.

Operations

                  Background. The Company operates its business in Las Vegas, Nevada, which is located in Clark County. At this time, all of the Company's operations are located in this area.

                  The Las Vegas area is one of the fastest growing in the country, according to regional publications. According to Las Vegas Perspective, an average of 4,000 persons relocate to Las Vegas each month, and the Las Vegas population has grown by approximately 7.2% in the one-year period between 1993 and 1994, with a similar percentage increase in the number of households during that time. More than 40% of persons in Las Vegas have resided there for only five years or less, and two-thirds of the area's residents own their own homes. The above statistics underscore the high numbers of persons arriving in the Las Vegas area and the potential strength of the retail floor covering market.

                  Divisions. The Company operates through two divisions, the New Housing Division and the Replacement Sales Division.

                  New Housing Division. The Company's New Housing Division is responsible for installation of carpeting in newly built homes. Salespersons in this Division deal with both home builders and buyers. In servicing the new home market, the Company generally secures contracts from builders to carpet new homes. When the builder sells a new home, in most cases the builder directs the home buyer to the Company, which allows the buyer to choose the color of carpeting represented by a standard allowance provided from the builder to the home buyer or to upgrade from the standard selection by paying a higher price. The Company has found that most home buyers choose an upgraded carpet selection.

                  The Company receives payment for its carpeting in new homes in one of two ways. In most cases, the buyer directly pays the upgraded portion of a carpet sale by generally paying the full amount with the order. In other cases, the Company bills the upgraded portion of the job to the builder, who then passes on the carpet's additional cost to the buyer as part of the total price of the home; this method may allow buyers to finance their flooring through their mortgage, with little incremental effect on monthly payments. Most of the Company's accounts receivable result from builders' standard allowances and are due within thirty days.

                  Through its New Housing Division, the Company has relationships with most of the larger tract home builders in the Clark County area, with its five largest customers accounting for $11.5 million, $15.9 million and $12.3 million in sales in 1993, 1994 and 1995, respectively. During the past six years, the New Housing Division has accounted for Company sales ranging from a low of $21.8 million in 1990 (56% of total Company sales) to a high of $29.9 million in 1995 (74% of total Company sales). The Company estimates that its market share of sales to new homes in Clark County was 76%, 77% and 74% in 1993, 1994 and 1995, respectively.

                  Because the Division's sales are dependent on sales of new homes, such sales are affected by interest rates prevailing in the home industry and by building activity generally. Because the Company also services the carpet replacement market, the adverse effects on the Company's sales by downturns in the business cycle have been moderated.

                  Replacement Sales Division. The Replacement Sales Division is responsible for providing individual consumers who have existing homes with new or replacement floor coverings. The Company is one of the top three retailers in such consumer replacement sales in the Las Vegas area, chiefly because of its large selection, low prices and quick installation time.

                  Customers wishing to purchase flooring may choose to approach the Company with their own measurements and select a carpet at the Company's offices or to have the Company send a salesperson to the customer with a line of samples.

                  Generally, the Company requires that replacement carpet buyers provide a deposit by cash, check or credit card when they place an order, and that they pay the balance upon installation. For customers who wish to finance their purchases, the Company refers such customers to a consumer finance company which issues a check directly to the Company upon completion of installation.

Customers


                  The Company has among its customers most of the larger tract home builders in Clark County, Nevada, including Lewis Homes of Nevada, Inc. ("Lewis"), American West Homes ("AWH") and Pardee Construction Company of Nevada. The Company has developed its relationships with such builders over the past 24 years. In 1993, 1994, 1995 and the three months ended March 31, 1996, five customers accounted for approximately 35%, 37%, 31% and 36% of the Company's net sales, respectively. In 1993, 1994, 1995 and the three months ended March 31, 1996, Lewis accounted for 11.3%, 12.5%, 11.3% and 14.6% of net sales, respectively. In 1993, 1994, 1995 and the three months ended March 31, 1996, AWH accounted for 12.6%, 11.9%, 8.1% and 10.1% of net sales, respectively.


Suppliers

                  The Company currently purchases its carpeting from suppliers outside Nevada including suppliers located in Georgia and California. The Company generally pays for its purchases within three weeks of delivery, allowing the Company to procure substantial discounts from its suppliers. The Company's six largest suppliers, which include Shaw Industries, Inc., Aladdin Mills, Inc. and Tuftex (a division of Queen Carpet Corp.) accounted for 77.0%, 74.3%,

87.8% and 81.7% of its total purchases in 1993, 1994, 1995 and the three months ended March 31, 1996, respectively. The Company believes that one of its competitive advantages is its strong relationship with such suppliers. While the Company continues to have good relations with its suppliers, management believes that the Company could find alternative sources of supply should any of the Company's major suppliers cease doing business with it.


Marketing, Advertising and Merchandising

                  The Company's advertising program includes television and radio commercials and print advertising in local daily newspapers. Expenditures for advertising and promotion were approximately $433,000, $465,000, $453,000 and $143,000 (representing 1.3%, 1.1%, 1.1% and 1.5% of net sales) in 1993,
1994, 1995 and the three months ended March 31, 1996, respectively. The Company spent 51% of its 1995 advertising budget on print advertising (including pre-printed newspaper inserts and print advertisements), and 49% on television and radio advertising. The Company features in its advertising its large selection and low prices and also features its free repair guarantee on installation for as long as buyers own their homes. The Company also receives cooperative advertising contributions from mills and yarn companies by including in its advertising references to brand name yarns (such as DuPont or Monsanto) or floor coverings (such as Congoleum). The Company has located its main store on a centrally located, heavily traveled street.


Training

                  The Company strives to develop the technical and sales skills of its store personnel to ensure that customers consistently receive knowledgeable and courteous assistance. The Company's training programs are oriented toward emphasizing the importance of customer service and improving selling skills and the mechanical skills of installation and service technicians. The Company provides training for its entry level personnel through an in-house training program which combines on-the-job training with formal presentations. In addition, ongoing instruction is given to all sales, installation and customer service personnel.

Competition

                  The floor covering industry is highly competitive and fragmented. According to an industry publication, the nation's ten largest floor covering retailers in terms of sales volume accounted for approximately 20% of all floor covering sales in the United States in 1994, although none of such retailers dominated the market. In 1995, Clark County, Nevada had approximately 104 outlets through which carpet was sold.

                  Companies in the floor covering industry compete mainly through their ability to provide service and selection at reasonable prices. The Company competes with general merchandise and discount stores, home improvement centers and specialty retailers operating on a local, regional and national basis. The Company believes that its chief competitors are local and regional specialty chains as well as homebuilders' in-house design centers. Competitors include Carpeteria, Carpets Galore, Cloud Carpets, Albright and Adams Brothers, all of which have stores located in Las Vegas.

                  In addition to the local and regional specialty chains, the Company competes with national and regional home improvement centers (such as Home Depot and Payless Cashways) and national department stores and specialty retailers (such as Sears and Color Tile). Many of such regional and national competitors sell a considerably broader variety of products than the Company within the Company's product lines and have substantially greater financial resources than the Company. In addition, expansion by certain regional home improvement center chains has led to increased price competition for certain of the Company's products.

                  While there is intense competition among providers of floor coverings in the Las Vegas, Nevada market, the Company has successfully competed for customers on the basis of price, reliability and quality of product, breadth of product line and service.

Employees

                  As of April 30, 1996, the Company employed approximately 125 persons, who are spread among its accounting, administrative, buying, sales and warehousing departments. None of the Company's employees is covered by a collective bargaining agreement. The Company believes that its relationship with its employees is satisfactory.

Product Liability and Insurance

                  The sale of the Company's retail products involves some risk of product liability claims. The Company has obtained product liability insurance in the amount of $1.0 million per occurrence with a $2.0 million aggregate limit. The Company has recently obtained a $4.0 million excess liability umbrella insurance policy. There can be no assurance that the coverage limits of the Company's insurance policy and/or any rights of indemnification and contribution that the Company may have will offset potential claims. A successful claim against the Company in excess of insurance coverage and not subject to indemnification could have a material adverse affect on the Company.

Properties

                  The Company rents the property on which its operating facility is located at an annual rent of approximately $105,000. On such 44,000 square foot property the Company has located three contiguous warehouses and a modern showroom for the New Housing Division.

                  Prior to June 2, 1995, the Company maintained its business office at 134 West 72nd Street, New York, New York, using these offices on a rent-free basis. The Company has changed its principal executive offices within New York, New York to 100 Maiden Lane.

Legal Proceedings

                  The Company is subject to various legal proceedings and claims that arise in the ordinary course of business. The Company believes that the amount of any ultimate liability with respect to these actions in the aggregate or individually will not materially affect the results of operations, cash flows or financial position of the Company.

                                  MANAGEMENT

Directors, Executive Officers and Significant Employees

                  The following table sets forth certain information with respect to the directors and executive officers of the Company:


    Name                      Age          Position

    Philip A. Herman          50           Chairman of the Board and President

    Gary Peiffer              44           Secretary and Director

    Steven Chesin             35           Senior Vice President and Chief
                                           Operating Officer of Carpet Barn,
                                           Inc.

    Mark Szporka              40           Chief Financial Officer

    Michael Mindlin           54           Director


    Lawrence Fleischman       42           Director

    Facundo Bacardi           50           Director

    Jeffrey Wiens             34           Controller


                           ------------------------


                  The number of directors on the Board is presently fixed at five.

                  Philip A. Herman has been Chairman of the Board and President of the Company since June 2, 1995, the date of consummation of the Exchange and the Acquisition. He also has served as a principal of Branin, an investment banking company, since 1994. From 1992 to 1994, Mr. Herman served as a principal of Americorp Securities, Inc. ("Americorp"), a retail brokerage firm, and from 1989 to 1992 he served as principal of PAH Marketing Consultants Inc., a consulting firm. In January 1995, Mr. Herman and PAH entered into a consent decree, without admitting any violation of law, with the Federal Trade Commission ("FTC") pursuant to which Mr. Herman and PAH paid $40,000 to the FTC and consented to being enjoined from participating in certain telemarketing related activities.

                  Gary Peiffer has been Secretary and a director of the Company since June 2, 1995. Mr. Peiffer has served as Vice Chairman of the Board, General Counsel and a director of The Aegis Consumer Funding
Group, Inc. ("Aegis"), a publicly-traded automobile finance company since January 1994. Prior to joining Aegis, Mr. Peiffer was a senior Partner at the law firm of Jeffer, Hopkinson, Vogel, Coomber & Peiffer from January 1983 through December 1993. Mr. Peiffer also serves as a director of Equivest Finance, Inc., a publicly-traded automobile insurance premium finance company.

                  Steven Chesin has been Senior Vice President and Chief Operating Officer of Carpet Barn, Inc. since July 28, 1995. Prior to joining the Company, Mr. Chesin served as President of Steve's Floor Covering,
Inc., a carpet installer, from its founding in 1977, when Mr.

Chesin was only 15 years old, to the Company's acquisition of Steve's in July 1995. See "Certain Transactions."

                  Mark Szporka has been Chief Financial Officer of the Company since June 1, 1995. Prior to that, Mr. Szporka served as Chief Financial Officer of AMI Holding Corporation, Inc., a healthcare company, from May 1994 to May 1995. From December 1992 to May 1994, Mr. Mr. Szporka served as Director, Corporate Finance Consulting of Arthur Andersen & Co., an accounting firm, and from March 1991 to November 1992 he served as Managing Director of Flagship

Capital Advisers, an investment banking company. From March 1989 to February 1991, Mr. Szporka served as Managing Director of S.J. Haupt & Co., an investment banking company.

                  Michael Mindlin has been a director of the Company since June 2, 1995. He also serves as President of Americorp, and has served in that capacity since 1992. Prior to that time, Mr. Mindlin served as Chief Operating Officer of Aegis.

                  Lawrence Fleischman has been a director of the Company since June 2, 1995. He also serves as the President of Capital Vision Group, Inc, an investment banking firm, and has served in that capacity since January 1993. Prior to Capital, Mr. Fleischman served as Vice President of Gro-Vest, Inc. and Vice President of G-V Capital Corp. ("G-V Capital"), each an investment banking firm, from 1987 to December 1992.

                  Facundo Bacardi has been a director of the Company since June 2, 1995. He also serves as a director of Suramericana de Inversiones, S.A., an investment company located in Panama, and has served in that capacity since 1990. From 1980 to 1990 Mr. Bacardi served as a director of Bacardi Cenroamerica, S.A., a rum manufacturing corporation.

                  Jeffrey Wiens has been Controller of the Company since July 1995. From 1988 to July 1995, Mr. Wiens served in various capacities at McGladrey & Pullen, LLP, the Company's independent auditors, including serving as a member of the audit staff from 1988 to July 1994 and a Manager from August 1994 to July 1995.


Summary Compensation Table

                  The following table sets forth for the fiscal year ended December 31, 1995, the compensation for services in all capacities to the Company of the person who was at December 31, 1995 the President of the Company. No executive officers of the Company received salary and bonus in excess of $100,000 during the fiscal year ended December 31, 1995.


                                                                   Annual Compensation
                                           ------------------------------------------------------------
              Name and                                                                     Other Annual
         Principal Position                  Salary $             Bonus $                 Compensation $
         ------------------                  --------             -------                 --------------
Philip A. Herman                                 0                   0                         0(1)
Chairman of the Board and President

- ------------------------
(1) Certain entities controlled by Mr. Herman received fees from the Company for the year ended December 31, 1995 as set forth herein under "Certain Transactions" and in

    "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Executive Compensation

                  Compensation. Prior to the Exchange, no officer or director of the Company received remuneration from the Company. Directors do not receive fees or other remuneration from the Company.

                  Bonus Plan. In June 1995, the Company initiated a Management Bonus Program (the "Bonus Plan") pursuant to which the Company will make available for bonuses to members of management of the Company (currently Steven Chesin, Mark Szporka and Jeffrey Wiens) an aggregate amount equal to 2% of the Earnings Before Income Taxes (as defined below) of the Company for each fiscal year, with the Company's management to have the right to determine how such bonus amount will be allocated among its members. If all of the members of the Company's management issue a written statement recommending allocation, the bonus is to be allocated as such; and if no written statement is issued, the President of the Company may allocate the bonus in its discretion. "Earnings Before Income Taxes" means earnings before income taxes of the Company for the relevant fiscal year. There were no bonuses paid in 1995.


Employment Agreements

                  The Company currently has employment agreements with Messrs. Chesin, Szporka and Wiens.

                  Steven Chesin. Pursuant to an employment agreement, dated as of July 28, 1995, between Mr. Chesin and the Company, Mr. Chesin serves as Senior Vice President and Chief Operating Officer of Carpet Barn for a three-year period, with successive one-year automatic extensions to his employment unless either party gives the other at least 90 days' notice of termination prior to the end of any one-year term. His salary is $78,000 per year during the first six-month period of the agreement and $104,000 per year thereafter, subject to annual pay increases at the Company's discretion. Pursuant to the Bonus Plan, on or about fifteen days after the Company finalizes its annual financial statements, the Company shall pay Mr. Chesin in cash one-half of any bonus amount allocated to him by the Company or its management and shall issue to Mr. Chesin the number of shares of Common Stock that he could purchase at a per share price equal to 80% of the closing sale price of the Common Stock with an amount equal to one-half of such bonus amount. Mr. Chesin's employment is terminable for cause which includes the Company's failure (a "Target Failure") to achieve net income equal to or greater than (a) 75% of the projected net income for any fiscal quarter or (b) 85% of the projected net income for any two consecutive fiscal quarters. Mr. Chesin will receive two months' severance pay, plus an additional month's severance pay for each full year of employment that has elapsed, if the agreement terminates due to a Target Failure or Mr. Chesin's total disability.


                  Mark Szporka. Pursuant to a five-year employment agreement, dated as of June 2, 1995, Mr. Szporka is employed as the Company's Chief Financial Officer at an annual salary of $120,000 per year, subject to annual pay increases at the Company's discretion. In addition, Mr. Szporka, under the terms of his employment agreement, purchased at $0.001 per share, 871,500 shares of Common Stock on June 1, 1995. 290,500 shares were deemed to be consideration to the Company for services provided prior to June 1, 1995 in connection with the acquisition of the Predecessor Company. Such shares were deemed to be "founders shares" and were considered to have been purchased at market value and therefore no compensation expense is recognized in the consolidated financial statements in connection with these shares.

                  Also, pursuant to the employment agreement, the remaining 581,000 shares of Common Stock ("Escrow Shares") were deposited into an escrow account on June 1, 1995. All dividends on and voting rights of the Escrow Shares belong to the Company until such time as the Escrow Shares are released from escrow. Upon the first anniversary of Mr. Szporka's employment and each of the following four such anniversaries, 116,200 of the Escrow Shares will be released to Mr. Szporka together with all rights and privileges thereto. In the event the Company does not meet certain operating goals, as described in the employment agreement, the Company has the right to repurchase those shares at $.001 per share.

                  The Company will recognize compensation expense equal to the difference between the aggregate market price when earned and the aggregate purchase price of all Escrow Shares released to Mr. Szporka. Such compensation expense, if any, will be recorded in the period in which the right to receive such shares is earned. As of December 31, 1995, Mr. Szporka had not earned the right to receive 68,122 of the Escrow Shares because the Company did not meet certain operating goals described in the employment agreement during the Operating Period. Therefore, no compensation expense relating to the Escrow Shares has been recognized in the Operating Period. Mr. Szporka also is entitled to participation in the Bonus Plan and to consideration as a member of "management" for any fiscal year during which he has been employed for at least six months. Mr. Szporka's termination and severance provisions are comparable to those for Mr. Chesin.

                  Jeffrey Wiens. Pursuant to an employment agreement, dated as of July 5, 1995, the Company has employed Mr. Wiens as its Controller for a two-year period, with successive one-year automatic extensions of his employment unless either party gives the other at least 90 days' notice of termination prior to the end of any one-year term. Mr. Wiens receives a salary of $60,000 per year, subject to annual pay increases at the Company's discretion and is entitled to participation in the Bonus Plan on terms similar to those of Mr. Szporka.

Limitations on Liability of Officers and Directors

                  As permitted under the New York Business Corporation Law, the Company's by-laws provide for indemnification of an officer or director under certain circumstances against reasonable expenses incurred in connection with the defense of an action brought against him by reason of his being a director or officer. In addition, the Company's charter documents provide for the elimination of directors' liability to the Company or its shareholders for monetary damages except in certain instances of bad faith, intentional misconduct, a knowing violation of law or illegal personal gain.

                             CERTAIN TRANSACTIONS

                  Branin, a principal shareholder of the Company, acted as advisor in connection with the Financing as well as the concurrent private offerings of Notes and Preferred Stock of CBH. Branin acted as advisor to the Financing between CBAC and First Source and for its role will receive a fee of 3% of the aggregate proceeds received by CBAC from the Credit Agreement upon the consummation of a Public Offering, if any. On June 2, 1995, CBH completed the concurrent offerings in the aggregate amount of $4,655,000 consisting of $1,940,000 in Notes from the Note Offering at a per Note unit price of $200,000 and $2,715,000 from the Preferred Stock Offering consisting of 2,715 shares of Preferred Stock at a per share price of $1,000 and a per Preferred Stock unit price of $250,000. For each Preferred Stock unit sold, the Company issued 145,250 shares of Common Stock, and for each Note unit sold, the Company issued 63,640 shares of Common Stock, for an aggregate of 2,194,730 shares of Common Stock issued in such Note Offering and Preferred Stock Offering. Branin will receive a fee of 3% of the aggregate proceeds from the Note Offering and the Preferred Stock Offering upon the consummation of a Public Offering of Common Stock, if any. Philip A. Herman, the Chairman of the Board and President of the Company, is a principal of Branin. The total of such fees will be approximately $650,000. There is no guarantee such an offering will be consummated, therefore the financial statements do not contain any provision or liability for these fees. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources."

                  In May, 1996, the Company incurred a liability to Branin of $47,000 as a result of interest and dividend payments on CBH securities made by Branin on behalf of CBH.


                  In May 1996, Branin paid the Company approximately $6,000 for consulting services rendered to Branin by employees of the Company.

                  In addition, in connection with the Preferred Stock Offering and the Financing, a finder's fee of $445,000 was paid to Michael H. Mindlin, a director of the Company. In addition, CBI has entered into consulting arrangements with (a) Branin, pursuant to which CBI pays $35,000 per month to Branin; (b) PAH. CBI also entered into a consulting arrangement with Capital, a company controlled by Lawrence Fleischman, a director and shareholder of the Company, pursuant to which CBI paid $5,000 per month to Capital from June 1995 through January 1996. These agreements were entered into for the purpose of receiving management advisory services in the areas of operations management, financing and acquisitions. See "Management's Discussion and Analysis of

Financial Condition and Results of Operations - Liquidity and Capital
Resources."

                  C.B. Realty, Inc. (CB Realty), which is owned by four shareholders of the Company, acquired the land and building previously owned by Carpet Barn. In connection with such purchase, the Company loaned $288,000 to CB Realty, payable over a three-year period in monthly installments of $9,293, including interest at a rate of 10% per annum. CB Realty simultaneously entered into a lease agreement with the Company pursuant to which the Company leased the land and building in which it conducts its operations for a three year term with annual lease payments of $100,784.

                  On July 28, 1995, the Company purchased Steve's, a floor covering repairer, installer, cleaner and retailer from Steven Chesin, the Chief Operating Officer of CBI, pursuant to an asset purchase agreement (the "Steve's Agreement"). Under the Steve's Agreement, the Company purchased substantially all of the assets of Steve's in exchange for approximately $266,000. Mr. Chesin entered into an employment agreement with CBI in connection therewith. The revenues of Steve's are not expected to have a significant impact on the Company's results of operations. In 1994, the last full year prior to the Company's acquisition of Steve's, Steve's had total revenues of $686,480 and employed 25 people. See "Management - Employment Agreements."

                      PRINCIPAL AND SELLING SHAREHOLDERS

                  The following table sets forth certain information as of May 17, 1996 with respect to the beneficial ownership of the Common Stock by (a) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock (b) each Selling Shareholder, (c) each director of the Company, (d) each executive officer of the Company and (e) all officers and directors of the Company as a group. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and dispositive power with respect to all shares of Common Stock beneficially owned by them.

                  The Company has agreed to register the Common Stock held and issuable upon the conversion and/or exercise of such securities by the Selling Shareholders and to pay all expenses in connection therewith (other than brokerage commissions and fees and expenses of their respective counsel). The following table assumes all shares being offered hereby will be sold.



                                         Number of Shares Owned                                      Percentage Ownership
                                      ----------------------------                                 ------------------------
                                       Before              After                Shares Offered      Before           After
Name                                  Offering            Offering             in the Offering     Offering        Offering
- ----                                  --------            --------             ---------------     --------        ---------

Philip A. Herman (1)                 10,791,150          10,791,150                       --          71.3%         71.3%

Gary Peiffer                            139,850             139,850                       --              *             *

Michael Mindlin (2)                     576,800             576,800                       --           3.8%          3.8%

Lawrence Fleischman (3)                 746,250             726,250                   20,000           4.9%          4.8%

Capital Vision Group Inc.                10,000                   0                   10,000              *             *
Money Purchase Pension Plan **

Lawrence K. Fleischman C/F                5,000                   0                    5,000              *             *
Eric S. Fleischman **

Steven Chesin                                 0                   0                       --              *             *

Facundo Bacardi (4)                   5,741,985           5,741,985                       --          37.9%         37.9%

Mark Szporka (5)                        802,378             802,378                       --           5.3%          5.3%

Icarus Investments Ltd. (6)           3,515,414           3,515,414                       --          23.2%         23.2%

Designed Investments Ltd. (7)           747,021             747,021                       --           4.9%          4.9%

Branin Investments Ltd. (8)           1,273,412           1,273,412                       --           8.4%          8.4%

Bernard Pismeny**                         5,000                   0                    5,000              *             *

The Bridge Fund N.V. (9)                 54,050              29,250                   25,000              *             *

Paul M. Brandoff and Brenda J.
Brandoff**                               10,000                   0                   10,000              *             *

Michael F. Madden and Juliette
Madden **                                 5,000                   0                    5,000              *             *

Lawrence J. Rubinstein **                 5,000                   0                    5,000              *             *

Manhattan Group Funding **               25,000                   0                   25,000              *             *

Hy Miller **                              5,000                   0                    5,000              *             *

Richard Wolfeld(10)                      31,221               9,078                   22,143              *             *

Raymond Koubek **                         4,000                   0                    4,000              *             *


                                         Number of Shares Owned                                      Percentage Ownership
                                      ----------------------------                                 ------------------------
                                       Before              After                Shares Offered      Before           After
Name                                  Offering            Offering             in the Offering     Offering        Offering
- ----                                  --------            --------             ---------------     --------        ---------
Joanne Antonelli(11)                     14,286                   0                   14,286           *              *

Inverness Investments Profit             10,000                   0                   10,000           *              *
Sharing Plan (Ernest Mathis,
Trustee)**

Kenneth S. Bernstein **                  12,000                   0                   12,000           *              *

Joseph W. Halliwell **                    3,000                   0                    3,000           *              *

Milton H. Barbarosh **                    5,000                   0                    5,000           *              *

Renee M. Nadel Revocable Trust           25,000                   0                   25,000           *              *
(Sidney Gershon, Trustee)**

Peter Rona **                             5,000                   0                    5,000           *              *

Ann DiGregorio **                         2,500                   0                    2,500           *              *

Carylyn K. Bell**                         5,000                   0                    5,000           *              *

Gary McAdams Trustee**                   10,000                   0                   10,000           *              *

Andre J. Menard **                       10,000                   0                   10,000           *              *

Harry G. Mohrman and Diana               15,000                   0                   15,000           *              *
Mohrman **

Richard G. Klein **                       7,500                   0                    7,500           *              *

JM Customs Brokers Pension               19,000                   0                   19,000           *              *
Plan **

W. Donald DeWitt (11)                    38,443              14,157                   24,286           *              *

Cliff Broder **                           3,000                   0                    3,000           *              *

Loretta Demilt **                         5,000                   0                    5,000           *              *

Christian C.A. Lange and                 10,000                   0                   10,000           *              *
Theresa Lange **

Michael J. LaTorre (10)                  40,300              18,157                   22,143           *              *

Susan A. LaTorre **                       5,000                   0                    5,000           *              *


Neil Ragin (12)                          32,500              12,500                   20,000           *              *

Richard Newcomb **                       10,000                   0                   10,000           *              *

Irwin E. Kaplan **                       10,000                   0                   10,000           *              *



                                         Number of Shares Owned                                      Percentage Ownership
                                      ----------------------------                                 ------------------------
                                       Before              After                Shares Offered      Before           After
Name                                  Offering            Offering             in the Offering     Offering        Offering
- ----                                  --------            --------             ---------------     --------        ---------
Anthony and Allie LeGrand **             12,143                   0                   12,143            *              *

Robert Kerzner **                         5,000                   0                    5,000            *              *

John Ryan **                             10,000                   0                   10,000            *              *

Mantis Holdings **                        5,000                   0                    5,000            *              *

Abraham H. Rosenberg **                  30,000                   0                   30,000            *              *

Deborah and Craig Kadamian **             3,000                   0                    3,000            *              *

Maynard Hollander (13)                   21,221               9,078                   12,143            *              *

Richard Weiner **                         3,000                   0                    3,000            *              *

Frederick Modlin **                      5,000                   0                    5,000             *              *

John Tutunjian **                        10,000                   0                   10,000            *              *

Perry P. Mallas **                        2,000                   0                    2,000            *              *

Samuel Breshin **                         2,000                   0                    2,000            *              *

John Marino **                           10,000                   0                   10,000            *              *

Patricia Rothbart and Michael             5,000                   0                    5,000            *              *
Karpoff **


Richard H. Kamerling **                   5,000                   0                    5,000            *              *

Virginia Fox Farrell C/F                  1,000                   0                    1,000            *              *
Timothy Burton Farrell UGMA/NY**

Mark Lubranski **                         2,500                   0                    2,500            *              *

Russel Feigenbaum **                      1,000                   0                    1,000            *              *

Bruce Wallach **                          5,000                   0                    5,000            *              *

Sam Brody **                              3,000                   0                    3,000            *              *

Kenneth S. Roth **                       10,000                   0                   10,000            *              *

Barry and Lisa Siegel **                  5,000                   0                    5,000            *              *

Carol Lou Greenbaum **                    5,000                   0                    5,000            *              *

Brian Forberg **                          1,000                   0                    1,000            *              *

Rudolph Koubek Jr. and Dorothy           10,000                   0                   10,000            *              *
Koubek **


                                         Number of Shares Owned                                      Percentage Ownership
                                      ----------------------------                                 ------------------------
                                       Before              After                Shares Offered      Before           After
Name                                  Offering            Offering             in the Offering     Offering        Offering
- ----                                  --------            --------             ---------------     --------        ---------
Virginia Rini **                          1,000                   0                    1,000            *              *

Raymond Perez **                          1,500                   0                    1,500            *              *

Alfred Schiffrin **                      15,000                   0                   15,000            *              *

Stanley A. Kaplan (14)                  120,350              89,779                   30,571            *              *

Eileen A. Kaplan (11)                    15,714                   0                   15,714            *              *

Jerry Kaplan (15)                        26,571                   0                   26,571            *              *

Lorraine Kaplan **                        2,000                   0                    2,000            *              *


Jerry and Lorraine Kaplan **             10,000                   0                   10,000            *              *

Frank J. Faltus **                       15,000                   0                   15,000            *              *

Alfred A. Romano (10)                    45,507              16,221                   29,286            *              *

Jean Romano **                           10,000                   0                   10,000            *              *

Hilda Gitman **                           7,000                   0                    7,000            *              *

Andrew Kaplan (16)                        6,000               3,000                    3,000            *              *

David S. Kaplan **                        5,000                   0                    5,000            *              *

Nancy Kaplan (13)                         6,000               1,000                    5,000            *              *

Edwin Green **                           10,000                   0                   10,000            *              *

Linda Green **                           15,000                   0                   15,000            *              *

Helaine Kaplan **                         5,000                   0                    5,000            *              *

Lawrence Kaplan (17)                    239,529             187,100                   52,429           1.6%            *

Rita Leffler **                           5,000                   0                    5,000            *              *

Edmond O'Donnell (9)                    140,130              89,416                   50,714           1.1%            *

Robert DeBonis **                        10,000                   0                   10,000            *              *

Dennis D'Amato**                          5,000                   0                    5,000            *              *

Robert Harries (13)                      21,221               9,078                   12,143            *              *


                                         Number of Shares Owned                                      Percentage Ownership
                                      ----------------------------                                 ------------------------
                                       Before              After                Shares Offered      Before           After
Name                                  Offering            Offering             in the Offering     Offering        Offering
- ----                                  --------            --------             ---------------     --------        ---------
Beverly Hoffman **                        5,000                   0                    5,000            *              *

Arik Eshel (18)                           4,500                   0                    4,500            *              *


John J. Haas **                           1,000                   0                    1,000            *              *

Ronald Filosa **                          3,000                   0                    3,000            *              *

Ronald Filosa and Judith                  5,000                   0                    5,000            *              *
Filosa **

Harold and Barbara Elman **               5,000                   0                    5,000            *              *

Peter Wolf (19)                          66,221               9,078                   57,143            *              *

Vincent Ferrante (12)                    25,714                   0                   25,714            *              *

Amarika Ltd.(13)                         21,221               9,078                   12,143            *              *

Jay Haft **                              10,000                   0                   10,000            *              *

Robert M. Rubin **                       10,000                   0                   10,000            *              *

Philip Haber and Marilyn Haber            3,000                   0                    3,000            *              *
**

Joseph and Theresa Giannone **            3,000                   0                    3,000            *              *

Anthony Natale **                         5,000                   0                    5,000            *              *

Louis P. Ruggiero **                      5,000                   0                    5,000            *              *

David Feldman and Barbara                 5,000                   0                    5,000            *              *
Feldman**

Ron Kyle                                 14,286                   0                   14,286            *              *

Robert Long                               2,857                   0                    2,857            *              *

B. Michael Pisani                         7,143                   0                    7,143            *              *

Carmen Archetto                           4,286                   0                    4,286            *              *

Nathan Russo                              4,286                   0                    4,286            *              *

John Bencivenga                          22,857                   0                   22,857            *              *

Charles Dietzek                           7,143                   0                    7,143            *              *

James Ortenzio                           71,429                   0                   71,429            *              *

Pat Livecchi                            114,372             100,086                   14,286            *              *

Alan Dietzek                              5,714                   0                    5,714            *              *


                                         Number of Shares Owned                                      Percentage Ownership
                                      ----------------------------                                 ------------------------
                                       Before              After                Shares Offered      Before           After
Name                                  Offering            Offering             in the Offering     Offering        Offering
- ----                                  --------            --------             ---------------     --------        ---------
Universal Partners/Chicago               64,884              36,313                   28,571            *              *

Michael Miller                           64,884              36,313                   28,571            *              *

Benjamin Bloomberg                       26,995              12,709                   14,286            *              *

Elliott H. Vernon                       132,625              82,625                   50,000            *              *

Bernard Moskowitz                        14,286                   0                   14,286            *              *

Gary Dorsi                               14,286                   0                   14,286            *              *

David Boone                              14,286                   0                   14,286            *              *

Dr. Marc Noar                            57,143                   0                   57,143            *              *

Jack Bruscianelli                        14,286                   0                   14,286            *              *

M.S. Chen                                34,286                   0                   34,286            *              *

Frederic A. Arnstein, Trustee            16,221               9,078                    7,143            *              *

Jack and Carol DeSantis                  26,221               9,078                   17,143            *              *

Maria Hendersen                           8,114                 971                    7,143            *              *

Thomas McChesney                         16,221               9,078                    7,143            *              *

James Twadell                             9,733               5,447                    4,286            *              *

Creative Investment Services,            10,000                   0                   10,000            *              *
Inc.

Frank Faitus                             15,000                   0                   15,000            *              *

Alan Gelband Company                     10,000                   0                   10,000            *              *
Defined Contribution
Pension Plan & Trust


Raymond Halliwell                         5,000                   0                    5,000            *              *

Robert J. Lehrman                         2,000                   0                    2,000            *              *

Vincent P. O'Donnell                      5,000                   0                    5,000            *              *

Marilyn Rubinson                         10,000                   0                   10,000            *              *

Andrew Ruotolo                           10,000                   0                   10,000            *              *

Georgia R. Scherff                        5,000                   0                    5,000            *              *

Siar Corp. Money                         20,000                   0                   20,000            *              *
Purchase Pension Plan

Charles Arthur Smith                      7,500                   0                    7,500            *              *


Timothy Coffey                            1,000                   0                    1,000            *              *

Sheldon N. Erdman                         2,000                   0                    2,000            *              *

Larry W. Kapuvari                         1,000                   0                    1,000            *              *

John Rissi                                1,000                   0                    1,000            *              *


                                         Number of Shares Owned                                      Percentage Ownership
                                      ----------------------------                                 ------------------------
                                       Before              After                Shares Offered      Before           After
Name                                  Offering            Offering             in the Offering     Offering        Offering
- ----                                  --------            --------             ---------------     --------        ---------
Tobie R. Saren                              500                   0                      500            *              *

Robert Marletti                          10,000                   0                   10,000            *              *

Joseph Rubino                             7,500                   0                    7,500            *              *

All directors and executive
officers as a group:                 11,537,400          11,522,400                   15,000     76.2%          76.1%


- ---------------------------------------


 *        Less than one percent.

** Subject to contractual lock-up period ending September 23, 1996 pursuant to which such persons will not, without the prior written consent of G-V Capital in its sole and absolute discretion, sell or otherwise dispose of shares of Common Stock (the "lock-up").


 1 Includes an aggregate of 10,791,350 shares issued to Mr. Herman as voting trustee pursuant to a Voting Trust Agreement, dated May 30, 1995, among Mr. Herman and certain shareholders of the Company, which shares Mr. Herman is deemed to beneficially own. 1,273,412 of such shares are held by Branin, of which Mr. Vernon is a principal. Excludes 2,905 shares held by each of Richard and Ruth Herman and 62,458 shares held by David Herman, all members of the immediate family of Mr. Herman. Mr. Herman disclaims beneficial ownership of the shares held by such family members.


 2 Includes 576,800 shares held by Mr. Mindlin's spouse, as to which he disclaims beneficial ownership. All of such shares are held in the Voting Trust referred to in note 1, above.


 3 Includes (a) 10,000 shares held by Capital Vision Group, Inc. Money Purchase Pension Plan whose sole beneficiary is Mr. Fleischman, and
          (b) 5,000 shares held by Mr. Fleischman as custodian for the benefit of his minor son. See "Certain Transactions." Of such shares, 20,000 are subject to the lock-up.


 4 Includes an aggregate of 4,872,484 shares held by various affiliates of Mr. Bacardi (including 3,515,414 shares held by Icarus Investments Ltd., 305,025 shares held by each of Stylish Investments Ltd. and Delphic Investments Ltd., and 747,021 shares held by Designed Investments Ltd.). All of such shares are held in the Voting Trust referred to in note 1, above.


 5 Mr. Szporka's right to receive up to 512,878 of these shares over the period ending June 1, 2000 is subject to forfeiture pursuant to certain escrow provisions contained in his employment agreement. See "Management." All of the shares referred to in the table are held in the voting trust referred to in note 1, above.


 6        Excludes shares held by Mr. Bacardi and his other affiliates.  Mr.
          Bacardi has sole voting and dispositive power with respect to the shares of Common Stock owned by this entity. All of such shares are held in the voting trust referred to in note 1, above.



 7        Excludes shares held by Mr. Bacardi and his other affiliates.  Mr.
          Bacardi has sole voting and dispositive power with respect to the shares of Common Stock owned by this entity. All of such shares are held in the voting trust referred to in note 1, above.


 8        Excludes 290,000 shares held through the voting trust referenced in
          Note 1, above, for the benefit of Mr. Herman.


 9        Of such shares, 25,000 are subject to the lock-up.


10        Of such shares, 15,000 are subject to the roll-up.

11        Of such shares, 10,000 are subject to the lock-up.


12        Of such shares, 20,000 are subject to the lock-up.


13        Of such shares, 5,000 are subject to the lock-up.


14        Of such shares, 12,000 are subject to the lock-up.


15        Of such shares, 18,000 are subject to the lock-up.


16        Of such shares 3,000 are subject to the lock-up.


17        Of such shares, 31,000 are subject to the lock-up.


18        Of such shares, 2,500 are subject to the lock-up.


19        Of such shares 50,000 are subject to the lock-up.




                         DESCRIPTION OF CAPITAL STOCK

Common Stock


                       The Company is authorized to issue 120,000,000 shares of Common Stock. As of May 17, 1996, there were an aggregate of 15,135,716 shares of Common Stock outstanding, held of record by approximately 312 holders. The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election. The holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock having preference over the Common Stock. Holders of shares of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are fully paid and nonassessable.


Transfer Agent and Registrar

                          The transfer agent and registrar for the Common Stock
is Corporate Stock Transfer, located in Denver, Colorado.

                       SHARES ELIGIBLE FOR FUTURE SALE


                  The Company currently has 15,135,716 shares of Common Stock outstanding. Of such shares, the shares sold in the offering (other than shares which may be purchased by "affiliates" of the Company) will be freely tradeable without restriction or further registration under the Securities Act. In addition, the 100,000 shares sold by the Company in its initial public offering in 1990 (other than shares which may be purchased by affiliates of the Company) are freely tradeable without restriction or further registration under the Securities Act. The 15,035,716 remaining shares of Common Stock are "restricted
securities," as that term is defined under Rule 144 promulgated under   the
Securities Act, and may only be sold pursuant to a registration statement under the Securities Act or an applicable exemption from the registration requirements of the Securities Act, including Rule 144 and 144A thereunder. Approximately 62,000 shares are eligible for sale pursuant to Rule 144.



                  In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including an affiliate, who has beneficially owned restricted shares for at least two years from the later of the date such restricted shares were acquired from the Company and (if applicable) the date they were acquired from an affiliate, is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of Common Stock (151,357 shares based on the number of shares to be outstanding immediately after this offering) or the average weekly trading volume in the public market during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. Sales under Rule 144 are also subject to certain requirements as to the manner and notice of sale and the availability of public information concerning the Company.


                  Affiliates may sell shares not constituting restricted shares in accordance with the foregoing volumelimitations and other restrictions, but without regard to the two-year holding period. Restricted shares held by affiliates of the Company eligible for sale in the public market under Rule 144 are subject to the foregoing volume limitations and other restrictions.

                  Further, under Rule 144(k), if a period of at least three years has elapsed between the later of the date restricted shares were acquired from the Company and the date they were acquired from an affiliate of the Company, and the person was not an affiliate for at least three months prior to the sale, such person would be entitled to sell the shares immediately without regard to volume limitations and the other conditions described above.

                  No predictions can be made as to the effect, if any, that market sales of shares of existing shareholders or the availability of such shares for future sale will have on the market price of shares of Common Stock prevailing from time to time. The prevailing market price of Common Stock after the offering could be adversely affected by future sales of substantial amounts of Common Stock by existing shareholders.

                             PLAN OF DISTRIBUTION

                  Any or all of the Securities may be sold from time to time to purchasers directly by the Selling Shareholders. Alternatively, the Selling Shareholders may from time to time offer the Securities through underwriters, dealers or agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Securities for whom they may act as agents. The Selling Shareholders and any such underwriters, dealers or agents that participate in the distribution of the Securities may be deemed to be underwriters under the Securities Act, and any profit on the sale of the Securities by them and any discounts, commissions or concessions received by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Securities may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. The distribution of the Securities by the Selling Shareholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transaction or through sales to one or more broker-dealers for resale of such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees, discounts and commissions may be paid by the Selling Shareholders in connection with such sales of securities.

                  At the time a particular offer of the Securities is made, to the extent required, a supplement to this Prospectus will be distributed (or, if required, a post-effective amendment to the Registration Statement of which this Prospectus is a part will be filed) which will identify the specific Securities being offered and set forth the aggregate amount of Securities being offered, the purchase price and the terms of the offering, including thename or names of the Selling Shareholders and of any underwriters, dealers or agents, the purchase price paid by any underwriter for Securities purchased from the Selling Shareholder, any discounts, commissions and other items constituting compensation from the Selling Shareholders and/or the Company and any discounts, commissions or concessions allowed or reallowed or paid to dealers, including the proposed selling price to the public. In addition, an underwritten offering will require clearance by the National Association of Securities Dealers, Inc. of the underwriter's compensation arrangements. The Company will not receive any of the proceeds from the sale by the Selling Shareholders of the Securities offered hereby. All of the filing fees and other expenses of this Registration Statement will be borne in full by the Company, other than any underwriting fees, discounts and commissions relating to this offering.

                  In order to comply with certain states' securities laws, if applicable, the Securities will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the Securities may not be sold unless the Securities have been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

                  The Securities originally issued by the Company in the Private Placement contained legends as to their restricted transferability. Upon the effectiveness of the Registration Statement of which this Prospectus forms a part and the transfer of the Securities pursuant thereto, these legends will no longer be necessary, and accordingly, new certificates representing such shares of Common Stock will be issued to the transferee without any such legends unless otherwise required by law.

                  In addition to sales pursuant to the Registration Statement of which this Prospectus forms a part, the Securities may be sold in accordance with Rule 144.

Nasdaq Listing

                  The Company has applied for listing of the Common Stock for trading on the National Association of Securities Dealers Automated Quotation System Small Cap Market ("NASDAQ"). There can be no assurance that the Company will qualify for listing on the NASDAQ System or any other exchange. In addition, there can be no assurance that the Company will meet the criteria for continued listings of securities on the NASDAQ System. These continued listing criteria include a minimum of $2,000,000 in total assets, $1,000,000 in capital and surplus, a minimum bid price of $1.00 per share and 300 shareholders of record. If an issuer does not meet the $1.00 minimum bid price standard, it may, however, remain in the NASDAQ System if the market value of its public float is at least $1,000,000 and the issuer has capital and surplus of at least $2,000,000. If the Company is unable to meet the continued listing criteria of the NASDAQ System and became delisted therefrom, trading, if any, of the Common Stock would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or, if then available, "Electronic Bulletin Board" administered by the NASD. As a result, an investor would likely find it more difficult to dispose of, or to obtain accurate quotations as the value of, the Company's securities.


                                LEGAL MATTERS

                  Certain legal matters will be passed upon for the Company by Shereff, Friedman, Hoffman & Goodman, LLP, New York, New York.

                                   EXPERTS

                  The Financial Statements of Carpet Barn (Predecessor Company) and the Consolidated Financial Statements of Ragar Corp. and subsidiaries included in this Prospectus and in the Registration Statement have been audited by McGladrey & Pullen, LLP, independent public accountants, to the extent and for the periods set forth in their reports appearing elsewhere herein and in the Registration Statement, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting.

                                 RAGAR CORP.
                           (A New York Corporation)

                        CONSOLIDATED FINANCIAL REPORT

                              DECEMBER 31, 1995

                                 RAGAR CORP.
                           (A New York Corporation)

                        CONSOLIDATED FINANCIAL REPORT

                              DECEMBER 31, 1995

INDEPENDENT AUDITOR'S REPORT                                              F-2

CONSOLIDATED FINANCIAL STATEMENTS

   Consolidated balance sheets                                            F-3

   Consolidated statements of income                                      F-4

   Consolidated statement of stockholders' equity -
      Successor Business                                                  F-5

   Consolidated statement of stockholder's equity -
      Predecessor Business                                                F-6

   Consolidated statements of cash flows                            F-7 - F-8

   Notes to consolidated financial statements                      F-9 - F-22

                         INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
Ragar Corp. (A New York Corporation)
New York, New York

We have audited the accompanying consolidated balance sheet of Ragar Corp.
and subsidiaries (Successor Business) as of December 31, 1995 and the related consolidated statements of income, stockholders' equity, and cash flows for the period from commencement of operations (June 2, 1995) to December 31, 1995. We have also audited the accompanying balance sheet of Carpet Barn, Inc., a Nevada corporation (Predecessor Business), as of December 31, 1994 and the related statements of income, stockholder's equity and cash flows for the period from January 1, 1995 to June 1, 1995, and for the years ended December 31, 1994 and 1993. These financial statements are the responsibility of the respective Successor and Predecessor Companies' managements. Our responsibility is to express an opinion on the respective financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinions.

In our opinion, the Successor Business consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ragar Corp. and subsidiaries, as of December 31, 1995 and the results of their operations and their cash flows for the period from commencement of operations (June 2, 1995) to December 31, 1995, in conformity with generally accepted accounting principles. Also, in our opinion, the Predecessor Business financial statements referred to above present fairly, in all material respects, the financial position of Carpet Barn, Inc., a Nevada corporation, as of December 31, 1994 and the results of its operations and its cash flows for the period from January
1, 1995 to June 1, 1995, and for the years ended December 31, 1994 and 1993, in conformity with generally accepted accounting principles.


Las Vegas, Nevada                                /s/ McGladrey & Pullen, LLP
February 9, 1996, except for the second          ---------------------------
paragraph in Note 6 as to which the              McGladrey & Pullen, LLP
date is April 15, 1996 and the last
paragraph in Note 7 as to which the date
is March 31, 1996

RAGAR CORP. AND SUBSIDIARIES
(A NEW YORK CORPORATION)

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1995 AND 1994


                                                                                          Predecessor
                                                                     Ragar Corp.            Business
                                                                --------------------  ------------------
                                                                    December 31,          December 31,
ASSETS  (Note 6)                                                         1995                 1994
- --------------------------------------------------------------------------------------------------------
Current Assets
   Cash                                                           $          693,356    $        665,393
   Accounts receivable, less allowance for doubtful
      accounts 1995 $44,000, 1994 $81,316                                  3,467,282           1,687,732
   Inventory                                                                 638,295             373,918
   Current portion of related party note receivable (Note 12)                132,800                --
   Prepaid expenses                                                           61,637                --
                                                                  ------------------    ----------------
             Total current assets                                          4,993,370           2,727,043
                                                                  ------------------    ----------------

Related party note receivable, less current portion (Note 12)                146,736                --
Property and equipment, net (Note 3)                                         415,738             447,098
Intangible assets, net (Notes 2 and 4)                                    18,528,647                --
                                                                  ------------------    ----------------
                                                                  $       24,084,491    $      3,174,141
                                                                  ------------------    ----------------
                                                                  ------------------    ----------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
   Subordinated notes payable (Note 5)                            $          515,422    $           --
   Note payable (Note 6)                                                   1,865,604                --
   Current maturities of long-term debt (Note 6)                           3,527,862              21,130
   Accounts payable                                                        1,799,764           1,133,175
   Accrued expenses                                                          448,835             323,478
   Customer deposits                                                         592,496             734,694
                                                                  ------------------    ----------------
             Total current liabilities                                     8,749,983           2,212,477
                                                                  ------------------    ----------------

Deferred Income Taxes (Note 10)                                               35,616                --
Long-Term Debt, less current maturities (Note 6)                           8,811,558             173,884
                                                                  ------------------    ----------------

Commitments and Contingencies (Note 12)
Stockholders' Equity (Notes 6 and 7)

   Preferred stock, 12% cumulative, $.01 par value,
      $1,000 stated value; authorized 5,500 shares;
      4,140 shares issued and outstanding                                  4,140,000                --
   Discount on preferred stock                                           (1,283,571)                --
   Common stock, $.001 par value, authorized 120,000,000
      shares; issued and outstanding 14,932,145 shares                        14,932                --
   Common stock, Predecessor Business, no par value,
      authorized 2,500 shares; issued and outstanding
      100 shares                                                                --                50,000
   Additional paid-in capital                                              3,330,008                --
   Retained earnings                                                         285,965             737,780
                                                                  ------------------    ----------------
                                                                           6,487,334             787,780
                                                                  ------------------    ----------------
                                                                  $       24,084,491    $      3,174,141
                                                                  ------------------    ----------------
                                                                  ------------------    ----------------


See Notes to Consolidated Financial Statements.

RAGAR CORP. AND SUBSIDIARIES
(A New York Corporation)

CONSOLIDATED STATEMENTS OF INCOME

                                                    Ragar Corp.               Predecessor Business
                                                 -----------------  --------------------------------------------
                                                                       January 1,
                                                   June 2, 1995 to        1995        Years ended December 31,
                                                    December 31,      to June 1,      --------------------------
                                                        1995              1995            1994           1993
                                                   ---------------  ---------------   ------------   -----------
Sales (Note 8)                                     $    23,979,879   $   16,362,727   $ 42,506,987   $34,529,604

Cost of sales                                           17,854,279       11,331,930     31,549,360    24,931,339
                                                   ---------------   --------------   ------------   -----------
             Gross profit                                6,125,600        5,030,797     10,957,627     9,598,265

Selling, general and administrative
   expenses:
   Related party consulting fees (Note 12)                 315,000         -               -              -
   Related party rent expense (Note 12)                     60,199         -               -              -
   Other (Note 9)                                        2,961,977        1,292,945      5,381,414     8,477,520
                                                   ---------------   --------------   ------------   -----------
                                                         3,337,176        1,292,945      5,381,414     8,477,520
                                                   ---------------   --------------   ------------   -----------

Amortization and depreciation                              679,471           14,195         28,442        24,957
                                                   ---------------   --------------   ------------   -----------
             Operating income                            2,108,953        3,723,657      5,547,771     1,095,788

Other income (expense):
   Miscellaneous income                                     20,024           19,892         44,681        43,267
   Interest expense                                    (1,385,022)          (6,405)       (16,414)      (17,810)
   Loss on sale of securities (Note 11)                  -                 -             (656,262)        -
   Loss on disposal of equipment                         -                 -              (31,435)       (7,424)
                                                   ---------------   --------------   ------------   -----------
Income before taxes                                        743,955        3,737,144      4,888,341     1,113,821

Provision for income taxes (Note 10)                       254,595         -               -              -
                                                   ---------------   --------------   ------------   -----------
             Net income                            $       489,360   $    3,737,144   $  4,888,341   $ 1,113,821
                                                   ---------------   --------------   ------------   -----------
                                                   ---------------   --------------   ------------   -----------

Net income per common share                        $          0.02
                                                   ---------------
                                                   ---------------


Unaudited Proforma Information (Note 2):
   Net income before taxes                                           $    3,737,144   $  4,888,341   $ 1,113,821
   Proforma income tax expense                                            1,270,629      1,662,036       378,699
                                                                     --------------   ------------   -----------
   Proforma net income after taxes                                   $    2,466,515   $  3,226,305   $   735,122
                                                                     --------------   ------------   -----------
                                                                     --------------   ------------   -----------

See Notes to Consolidated Financial Statements.

RAGAR CORP. AND SUBSIDIARIES
(A New York Corporation)

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY - SUCCESSOR BUSINESS Commencement of Operations (June 2, 1995) to December 31, 1995


                                                                            Common Stock
                                                                ------------------------------------
                               Preferred Stock      Discount                              Additional
                            -------------------   on Preferred    Shares                   Paid-in       Retained
                            Shares    Dollars      Stock        Outstanding Dollars       Capital       Earnings      Total
                            ------  -----------  ------------   ----------  -----------  -----------   -----------   -----------
Issuance of
  common stock
  for initial
  capitalization              --    $      --    $      --             834  $        10  $   925,047          --     $   925,057

Recapitalization
  /exchange
  including
  issuance of
  common stock
  for acquisition
  costs of $910,468
  (Note 2)                    --           --           --      14,524,166       14,515    2,066,234          --       2,080,749

Issuance of
  preferred stock
  (Note 7)                   3,320    3,320,000   (1,036,509)         --           --           --            --       2,283,491

Preferred stock
  issuance costs              --           --           --            --           --        (96,810)         --         (96,810)

Exchange of
  subordinated debt
  for preferred stock
  (Note 5)                     820      820,000     (247,062)         --           --           --            --         572,938

Issuance of
  common stock                --           --           --         172,860          173      188,709          --         188,882

Exchange of
  subordinated debt
  for common stock
  (Note 5)                    --           --           --         234,285          234      246,828          --         247,062

Net income                    --           --           --            --           --           --         489,360       489,360


Preferred stock
  dividend ($70.00
  per share)                  --           --           --            --           --           --        (203,395)     (203,395)
                            ------  -----------  ------------   ----------  -----------  -----------   -----------   -----------

Balance, December
  31, 1995                   4,140  $ 4,140,000  $(1,283,571)   14,932,145  $    14,932  $ 3,330,008   $   285,965   $ 6,487,334
                            ------  -----------  ------------   ----------  -----------  -----------   -----------   -----------
                            ------  -----------  ------------   ----------  -----------  -----------   -----------   -----------


See Notes to Consolidated Financial Statements.

RAGAR CORP. AND SUBSIDIARIES
(A New York Corporation)

CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY - PREDECESSOR BUSINESS

Period from January 1, 1995 to June 1, 1995
and Years Ended December 31, 1994 and 1993

                                           Common Stock
                                              Shares                       Retained
                                           Outstanding      Dollars        Earnings            Total
                                           ------------   ------------   --------------   ---------------

Balance, December 31, 1992                          100   $     50,000   $    1,005,220   $     1,055,220

   Dividends paid                               -              -              (917,510)         (917,510)
   Net income                                   -              -              1,113,821         1,113,821
                                           ------------   ------------   --------------   ---------------
Balance, December 31, 1993                          100         50,000        1,201,531         1,251,531

   Dividends paid                               -              -            (5,352,092)       (5,352,092)
   Net income                                   -              -              4,888,341         4,888,341
                                           ------------   ------------   --------------   ---------------
Balance, December 31, 1994                          100         50,000          737,780           787,780

   Dividends paid                               -              -            (2,400,000)       (2,400,000)
   Net income                                   -              -              3,737,144         3,737,144
                                           ------------   ------------   --------------   ---------------
Balance, June 1, 1995                               100   $     50,000   $    2,074,924   $     2,124,924
                                            -----------   ------------   --------------   ---------------
                                            -----------   ------------   --------------   ---------------

See Notes to Consolidated Financial Statements.

RAGAR CORP. AND SUBSIDIARIES
(A New York Corporation)

CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                     Ragar Corp.                    Predecessor Business
                                                  -----------------    --------------------------------------------------
                                                                            January 1,
                                                    June 2, 1995 to            1995         Years ended December 31,
                                                     December 31,           to June 1,    -------------------------------
                                                         1995                 1995            1994            1993
                                                 -------------------   ----------------   -------------   ---------------
Cash Flows from Operating Activities
   Cash received from customers                  $        23,148,474    $    15,378,509   $  42,803,429   $    34,249,214
   Cash paid to suppliers and employees                 (19,203,758)       (13,629,493)    (36,757,286)      (33,088,745)
   Interest paid                                           (130,171)            (6,405)        (16,414)          (17,810)
   Income taxes paid                                       (374,000)           -                -                -
   Miscellaneous income received                              20,024             19,892          44,681            43,267
                                                 -------------------    ---------------   -------------   ---------------
             Net cash provided by
               operating activities                        3,460,569          1,762,503       6,074,410         1,185,926
                                                 -------------------    ---------------   -------------   ---------------
Cash Flows from Investing Activities
   Net advances to related parties                         (279,536)           -                -                -
   Acquisition cost expenditures                            (96,552)           -                -                -
   Payments for acquisition of net assets of
      Predecessor Business                              (19,257,524)           -                -                -
   Payments for acquisition of net assets of
      Steve's Floor Covering                               (266,722)           -                -                -
   Net cash flows from investments
      in securities                                       -                    -              (656,262)          -
   Proceeds from sale of equipment                            19,000             72,076         -                   3,350
   Purchase of equipment                                   (108,237)           -               (62,052)          (20,261)
                                                 -------------------    ---------------   -------------   ---------------
             Net cash provided by (used
                in) investing activities                (19,989,571)             72,076       (718,314)          (16,911)
                                                 -------------------    ---------------   -------------   ---------------
Cash Flows from Financing Activities
   Debt issuance costs                                     (912,619)           -                -                -
   Proceeds from issuance of stock in con-
      nection with capitalization of company               1,784,220           -                -                -
   Proceeds from long-term debt                           14,000,000           -                -                -
   Principal payments on long-term debt                      (8,102)            (8,156)        (18,532)          (17,136)
   Proceeds from subordinated notes payable                1,569,364           -                -                -
   Principal payment on subordinated notes
      payable                                              (560,000)           -                -                -
   Proceeds from issuances of preferred stock              2,283,490           -                -                -
   Preferred stock issuance costs                           (96,810)           -                -                -
   Proceeds from note payable                              1,152,532           -                -                -

   Payments on note payable                              (1,827,722)           -                -                -
   Cash dividends paid                                     (161,995)        (2,400,000)     (5,352,092)         (917,510)
                                                 -------------------    ---------------   -------------   ---------------
             Net cash provided by (used
                in) financing activities                  17,222,358        (2,408,156)     (5,370,624)         (934,646)
                                                 -------------------    ---------------   -------------   ---------------
             Net increase (decrease) in cash                 693,356          (573,577)        (14,528)           234,369
Cash, beginning                                           -                     665,393         679,921           445,552
                                                 -------------------    ---------------   -------------   ---------------
Cash, ending                                     $           693,356    $        91,816   $     665,393   $       679,921
                                                 -------------------    ---------------   -------------   ---------------
                                                 -------------------    ---------------   -------------   ---------------

See Notes to Consolidated Financial Statements.

RAGAR CORP. AND SUBSIDIARIES
(A New York Corporation)

CONSOLIDATED STATEMENTS OF CASH FLOWS
(CONTINUED)


                                                     Ragar Corp.                    Predecessor Business
                                                  -----------------    --------------------------------------------------
                                                                            January 1,
                                                    June 2, 1995 to            1995         Years ended December 31,
                                                     December 31,           to June 1,    -------------------------------
                                                         1995                 1995            1994           1993
                                                 ------------------    ----------------   --------------    -------------
Reconciliation of Net Income to Net Cash
   Provided by Operating Activities
   Net income                                     $         489,360    $     3,737,144   $     4,888,341   $    1,113,821
      Depreciation                                           44,121             14,195            28,442           24,957
      Amortization                                          635,858           -                 -                -
      Accretion of discount on subordinated
        notes payable                                       326,058           -                 -                -
      Deferred income taxes                                  35,616           -                 -                -
      Provision for bad debts                                44,000              5,633          -                  95,723
      Interest added to note payable                        790,795           -                 -                -
      Loss on sale of securities                          -                   -                  656,262         -
      Loss on disposal of equipment                       -                   -                   31,435            7,424
      Changes in assets and liabilities
        (Increase) decrease in accounts
            receivable                                  (1,060,247)          (603,294)           342,098        (770,253)
        (Increase) decrease in inventory                  (161,757)           (87,620)         (141,066)           22,900
        Increase in prepaids                               (61,637)           -                 -                -
        Increase (decrease) in accounts
             payable                                      1,746,045          (599,153)           234,123          262,264
        Increase (decrease) in customer
             deposits                                       228,842          (380,924)          (45,656)          394,140
        Increase (decrease) in accrued
             expenses                                       403,515          (323,478)            80,431           34,950
                                                  -----------------    ----------------  ---------------   --------------
             Net cash provided by
                operating activities              $       3,460,569    $     1,762,503   $     6,074,410   $    1,185,926
                                                  -----------------    ----------------  ---------------   --------------
                                                  -----------------    ----------------  ---------------   --------------



See Notes to Consolidated Financial Statements.

RAGAR CORP. AND SUBSIDIARIES
(A New York Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 1. Nature of Business and Significant Accounting Policies

Nature of business

Ragar Corp. (Successor Business, Ragar or Company) was organized under the laws of the state of New York on July 19, 1988. Ragar Corp. had substantially no operations prior to its exchange, on June 2, 1995, in a reverse acquisition with Carpet Barn Holdings, Inc., (CBH), which was organized under the laws of the State of Delaware on May 26, 1995 (see Note
2). CBH and its wholly owned subsidiary, Carpet Barn, Inc., (CBI), a Delaware corporation, were formed for the purpose of acquiring the assets and operations of Carpet Barn, Inc., a Nevada Corporation (Predecessor
Business), a retail carpet sales and installation outlet located in Las Vegas, Nevada. The Company began operations on June 2, 1995, the date of acquisition, as described in Note 2.

The Company is also related, through common ownership, to C. B. Realty of Delaware, Inc. (Realty).

The Company sells floor coverings, primarily carpet, to the new home and retail replacement markets primarily in southern Nevada.

A summary of the Company's significant accounting policies follows.
Unless specifically discussed,   the accounting policies apply to both Ragar
(and its subsidiaries) and the Predecessor Business.

The results of operations of the Company are not comparable to those of the Predecessor Business, due primarily to the amortization of intangible assets and interest expense incurred on the acquisition debt. Also, the Predecessor Business financial statements contain no provision for income taxes.

Basis of presentation

On June 2, 1995, the Company acquired all of the common stock of CBH in an exchange (the Exchange) by the holders of such common stock for newly issued common stock of the Company, representing 91% of the Company's common stock outstanding after the Exchange. For financial reporting and accounting purposes, the Exchange was recorded as a reverse acquisition, with CBH as the accounting acquirer. In a reverse acquisition, the accounting acquirer is treated as the surviving entity, even though the Company's legal existence does not change and the financial statement titles refer to the Company, not the accounting acquirer. The accounting acquirer treats the Exchange as a purchase acquisition. As a result, the historical financial information presented is CBH's and not the Company's, as previously reported. The operating results of the Company are included with those of

CBH after June 2, 1995, the date of the Exchange. See Note 2 for further discussion of the Exchange.

The opening stockholders' equity of CBH has been retroactively restated to give effect to the impact of the Exchange as if CBH had been recapitalized. As a result, the preferred stock of CBH is presented as preferred stock of the Company.

RAGAR CORP. AND SUBSIDIARIES
(A New York Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1.     Nature of Business and Significant Accounting Policies (continued)

Principles of consolidation

The Successor Business   consolidated   financial statements include the
accounts of the Company and its subsidiaries, CBH and CBI.   All material
intercompany accounts and transactions are eliminated in consolidation.

Cash

During the periods presented, the Company and the Predecessor Business maintained cash balances which, at times, were in excess of federally insured limits. At December 31, 1995 the Company's cash balances were maintained at financial institutions in Nevada and Illinois.

Inventory

Inventory consists primarily of carpet and vinyl and is stated at the lower of cost (first-in, first-out method) or market.

Property and equipment

Property and equipment is stated at cost, less accumulated depreciation. Depreciation is provided on the straight line and accelerated methods for financial reporting purposes. Estimated useful lives for financial reporting purposes are as follows:


                                          Years

     Furniture and equipment                7
     Autos and trucks                       5
     Building                              40
     Building improvements                 40



Intangibles

Cost in excess of net assets of the business' acquired in connection with the Company's acquisitions (see Note 2) is being amortized by the straight-line method over twenty-five years. The Company periodically reviews the value of its goodwill to determine if an impairment has occurred. The
Company does not believe that an impairment of its goodwill has occurred based on an evaluation of operating income, cash flows and business prospects.

The Company incurred financing costs related to the bank financing obtained in connection with the acquisition of the Predecessor Business (see Note 2). These costs are being amortized on the effective interest method over the term of the debt.

The Company also entered into a covenant not-to-compete in connection with the acquisition of the Predecessor Business (see Note 2). The covenant is being amortized on the straight-line method over the five-year term of the agreement.

RAGAR CORP. AND SUBSIDIARIES
(A New York Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1.  Nature of Business and Significant Accounting Policies (continued)

Income taxes

The Company provides for deferred taxes on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

The Predecessor Business, with the consent of its stockholder, elected to be taxed under sections of the federal tax law which provide that, in lieu of corporation income taxes, the stockholder separately accounted for the Predecessor Business' items of income, deduction, losses and credits. Therefore, the Predecessor Business financial statements do not include any provision for corporation income taxes.

Advertising


Advertising costs are expensed as incurred.

Earnings per common share

Earnings per share is computed based on the weighted average number of common shares outstanding during the period and the net income less preferred stock dividends accrued for the period. There were no common stock equivalents outstanding during the period from June 2, 1995 to December 31, 1995.

Use of estimates in the preparation of financial statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expense during the reporting period. Actual results could differ from those estimates.

Fair value of financial instruments

The Financial Accounting Standards Board issued SFAS No.  107,
Disclosures about Fair Value of Financial Statements, which is effective December 31, 1995. This statement requires the disclosure of estimated fair values for all financial instruments for which it is practicable to estimate fair value.

The carrying amounts of financial instruments including cash, accounts receivables, subordinated notes payable, note payable, accounts payable and accrued expenses approximate their fair values because of their short maturities.

RAGAR CORP. AND SUBSIDIARIES
(A New York Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1.  Nature of Business and Significant Accounting Policies (continued)

The carrying amounts of long-term debt and the related party note receivable approximate their fair values because the interest rates on these instruments are at market interest rates.

Accounting for Stock-Based Compensation

In October 1995, the FASB issued Statement No. 123, Accounting for Stock-Based Compensation. Statement No. 123 establishes financial accounting and reporting standards for stock-based employee compensation plans, such as stock options and stock purchase plans. The statement generally suggests but does not require stock-based compensation arrangements for employees be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. Stock-based compensation for nonemployees is required to be accounted for at the fair value of the instruments issued. Statement No. 123 will first be required for the Company's year ending December 31, 1996. Companies that do not elect to change their accounting for stock-based compensation for employees are required to disclose the effect on net income and earnings per share as if the provision of Statement No. 123 were applied. The Company has decided not to adopt the accounting provisions of this statement for employees' stock-based compensation arrangements.

Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of

In March 1995, the FASB issued Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. Statement No. 121 establishes accounting standard for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used and for long-lived assets, certain identifiable intangibles to be disposed of. Statement No. 121 will first be required for the Company's year ending December 31, 1996. Based on management's preliminary analysis, the Company does not anticipate that the adoption of Statement No. 121 will have a material impact on the consolidated financial statements.


Note 2.  Acquisitions

On June 2, 1995, the Company acquired all of the common stock of CBH in an exchange by the holders of such common stock for 13,362,500 newly issued shares of common stock of the Company, representing 91% of the Company's common stock outstanding after the Exchange. For financial reporting and accounting purposes, the exchange was recorded as a reverse acquisition, with CBH as the accounting acquirer. In a reverse acquisition, the accounting acquirer is treated as the surviving entity, even though the Company's legal existence did not change and the financial statement titles refer to the Company, not the accounting acquirer. The accounting acquirer treats the Exchange as a purchase acquisition. As a result, the historical financial information presented is CBH's and not the Company's as previously reported. The operating results of the Company are included with CBH after June 2, 1995, the date of the Exchange. Ragar had no operations prior to the acquisition of Carpet Barn, Inc. Its only asset was approximately $860,000 of cash and it had immaterial liabilities.

RAGAR CORP. AND SUBSIDIARIES
(A New York Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 2.  Acquisitions (continued)

Concurrent with CBH's stock exchange with the Company, CBI executed an "Asset Purchase Agreement" to acquire certain assets net of assumed liabilities of the Predecessor Business, for a cash purchase price of $19,257,524. The acquisition was accounted for as a purchase. In addition, a $500,000 fee was paid to an unaffiliated third party in connection with the acquisition through the issuance of 500 shares of preferred stock and 21.978 shares of common stock of CBH (subsequently converted in the stock exchange described in the preceding paragraph, into 290,500 shares of common stock of the Company). As part of this acquisition, CBI entered into a consulting and restrictive convenant agreement with the owner of the Predecessor Business for $575,000 which will be amortized over the five year life of the agreement. Realty, which is owned by four shareholders who are also shareholders of the Company, acquired the land and building previously owned by the Predecessor Business. As part of executing the Asset
Purchase Agreement, CBI loaned $288,008 to Realty payable over a period of three years in monthly installments of $9,293 including interest at a rate of 10% per annum.


The allocation of the purchase price of the net assets of the Predecessor Business is as follows:

Consideration and liabilities assumed:
   Cash paid                                                                            $            19,257,524
   Liabilities assumed (A)                                                                              357,689
   Ragar common stock and CBH preferred stock issued for broker fee                                     500,000
                                                                                        -----------------------
                                                                                        $            20,115,213
                                                                                        -----------------------
                                                                                        -----------------------

Allocated to:
   Tangible assets acquired (A)                                                         $             3,074,177
   Non-compete covenant                                                                                 575,000
   Cost in excess of net assets of business acquired                                                 16,466,036
                                                                                        -----------------------
                                                                                        $            20,115,213
                                                                                        -----------------------
                                                                                        -----------------------

(A) - The tangible assets acquired and liabilities assumed have been recorded at the Predecessor Business' respective carrying values which approximated their fair values on the date of acquisition.

In addition to the above amounts, approximately $1,007,000 in direct acquisition costs were incurred by the Company and are recorded as costs in excess of net assets of business acquired.

RAGAR CORP. AND SUBSIDIARIES
(A New York Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2.     Acquisitions (continued)

On July 28, 1995, the Company purchased the net assets of Steve's Floor Covering, Inc. (Steve's), a floor covering repairer, installer and cleaner, from Steven Chesin, the Chief Operating Officer of the Company, pursuant to an asset purchase agreement (the Steve's Agreement). Under the Steve's Agreement, the Company purchased substantially all of the assets of Steve's in exchange for approximately $267,000. The acquisition was accounted for as a purchase. Approximately $203,000 of the purchase price was allocated to costs in excess of net assets of business acquired. Mr. Chesin entered into an employment 200agreement with the Company in connection therewith.

Unaudited pro forma results of operations of the Company assuming the acquisitions occurred on January 1, 1994 are presented below. Pro forma adjustments made to the historical results of operations consist principally of the amortization of intangible assets and interest expense related to the acquisition financing. Earnings per common share has been adjusted to reflect the stock issued in the acquisition as outstanding on January 1, 1994.

                                          Year Ended December 31
                                      -----------------------------------
                                              1995               1994
                                      ----------------   ----------------
Net sales                             $     40,343,000   $     42,507,000
Gross profit                          $     11,156,000   $     10,958,000
Net income                            $      1,997,000   $      1,312,000
Net income per common share           $           0.10   $           0.06

The net income per common share was computed based on the 14,583,163 weighted average common shares outstanding during the period from June 2, 1995 to December 31, 1995.

The above pro forma information does not purport to be indicative of the results that actually would have been obtained had the acquisitions occurred on January 1, 1994 and is not intended to be a projection or indicative of future results.

RAGAR CORP. AND SUBSIDIARIES
(A New York Corporation)


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3.  Property and Equipment

Property and equipment consists of the following at December 31:

                                           1995               1994
                                    -----------------   ----------------
Furniture and equipment             $         245,341   $        219,125
Autos and trucks                              214,518             53,817
Land                                              -              113,201
Building                                          -              282,252
Building improvements                             -              125,013
                                    -----------------   ----------------
                                              459,859            793,408
Less accumulated depreciation                  44,121            346,310
                                    -----------------   ----------------
                                    $         415,738   $        447,098
                                    -----------------   ----------------
                                    -----------------   ----------------

Note 4.  Intangible Assets

Intangible assets consist of the following at December 31, 1995:

      Cost in excess of net assets of business' acquired,
        including costs incurred in connection with
        business acquisitions                                             $      17,676,886
      Covenant not-to-compete                                                       575,000
      Debt issuance costs                                                           912,619
                                                                          -----------------
                                                                                 19,164,505
        Less accumulated amortization                                               635,858
                                                                          -----------------
      Intangible assets, net                                              $      18,528,647
                                                                          -----------------
                                                                          -----------------

Note 5.  Subordinated Notes Payable

The Company issued unsecured notes payable with a face value of $1,940,000 in connection with acquisition discussed in Note 2. The notes have a stated interest rate of 12% and are subordinated to the First Source notes described in Note 6. The notes were issued at a discount of approximately $371,000 which is being amortized to interest expense over the term of debt. The effective annual interest rate is approximately
14.8%. Fees of $94,534 were incurred in connection with the issuance of this debt and are capitalized as debt issuance costs and are being amortized by the straight-line method over the term of the notes.

RAGAR CORP. AND SUBSIDIARIES
(A New York Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5.     Subordinated Notes Payable (continued)

On November 30, 1995, notes with a face value of $560,000 were paid in full. Also, on November 30, 1995, notes with a face value of $820,000 were exchanged for 820 shares of CBH preferred stock and 234,285 shares of Ragar common stock. The CBH preferred stock was recorded at a net value of $572,938 and the Ragar common stock was recorded at $247,062.

At December 31, 1995, outstanding subordinated notes payable were as follows:

      Face value                         $           560,000
      Unamortized discount                           (44,578)
                                         -------------------
                                         $           515,422
                                         -------------------
                                         -------------------

The notes are due on the earlier of April 30, 1996 or the date of completion of an underwritten public offering of Ragar common stock.

Note 6.  Payable and Long-Term Debt

Concurrent with the acquisition described in Note 2, CBI entered into a Credit Agreement with First Source Financial, LLP (First Source), and obtained a $14,000,000 revolving note, due May 31, 1999, and a $3,000,000 working capital note, due May 31, 1997, which, under certain conditions, may be extended through May 31, 1999. All borrowings under the Credit Agreement bear interest at the base rate announced by The First National Bank of Chicago (8.5% at December 31, 1995) plus 2.25%, payable monthly, and are secured by substantially all of the assets and the stock of CBI. The Company also pays an unused commitment fee of 0.5% of the unused amount of the commitment. The notes are guaranteed by CBH and Realty. Loan fees incurred as a result of the Credit Agreement amounted to $402,000 and are being amortized using the effective interest method over the term of the loan. Additional debt acquisition costs of $510,619 were incurred in connection with obtaining this financing and are being amortized over the term of the loan. The Credit Agreement contains covenants requiring CBI to maintain minimum levels of tangible net worth, working capital and various ratios. The agreement also limits payments from the CBI to its parent and limits dividends, redemptions, and purchases of capital stock of CBI, CBH and the Company.

The Company was in violation of certain of the above covenants as of December 31, 1995. On April 15, 1996, First Source waived the covenant violations that existed at December 31, 1995 and agreed to waive such violations through June 1, 1996, provided the Company agrees to limit certain payments, including principal payments on the subordinated notes, until the covenants are amended. In addition, the Company and First Source agreed to negotiate to amend the covenants so that the Company can reasonably expect to be in compliance with such amended covenants based on its current operating and cash flow budgets. It is the intent of both parties to accomplish this by June 1, 1996.

RAGAR CORP. AND SUBSIDIARIES
(A New York Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6. Note Payable and Long-Term Debt (continued)

Amounts outstanding under the agreement at December 31, 1995 are as follows:

         Working capital note                        $ 1,865,604
                                                     -----------
                                                     -----------
         Long-term revolving note                    $12,250,000
                                                     -----------
                                                     -----------

At December 31, 1995 the Company has approximately $1,100,000 available under the commitment.

During the period ended December 31, 1995, $1,750,000 due on the long-term revolving note was satisfied by borrowing $1,750,000 on the working capital note.

Additionally, CBI has long-term notes payable of $89,420 outstanding at December 31, 1995. The notes bear interest at 9.5%-12% and mature between March 1997 and December 1999.

Aggregate maturities required on the long-term debt are due in future years as follows:

            1996                             $    3,527,862
            1997                                  3,519,839
            1998                                  3,514,158
            1999                                  1,777,561
                                             --------------
                                             $   12,339,420
                                             --------------
                                             --------------

Note 7.  Preferred Stock


As a result of the reverse acquisition accounting treatment described in
Note 2 the preferred stock of CBH is presented as preferred stock of the Company in the consolidated balance sheet.

The preferred stock is divided into two classes, one designated as Series A and the other undesignated. The Series A preferred stockholders have an aggregate of 6% of the votes of the outstanding shares of the common stock of the Company. The other preferred stockholders have an aggregate of 10% of the votes of the outstanding shares of the common stock of the Company. Both classes of preferred stock contain the identical provisions as described below.

In the event the Company is liquidated, no distributions shall be made to the holders of shares of stock ranking junior to the preferred stock, unless, prior thereto, the holders of shares of preferred stock shall have received a liquidation preference payment of $1,000 per share plus all accrued and unpaid dividends through the date of such payment. Also, until all accrued and unpaid dividends and distributions on preferred stock have been paid in full, the Company shall not declare or pay dividends on, make any other distributions on, or redeem, purchase or otherwise acquire for consideration any shares of stock ranking junior to the preferred stock.

RAGAR CORP. AND SUBSIDIARIES
(A New York Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7.     Preferred Stock (continued)

The preferred stock may be redeemed at the option of the Board of Directors at a call price per share equal to its stated value plus any accrued and unpaid dividends through the date of redemption. If no call has been made, the Company is required to call the preferred stock for redemption at the call price on a date not later than seven days after the closing of an underwritten public offering on behalf of the Company.

The discount on preferred stock represents the excess of the aggregate stated value of shares issued over the aggregate consideration received by the Company upon issuance.

The Series A preferred stock was issued with a provision requiring the Company to redeem the stock upon the tenth anniversary of its issuance. Subsequent to December 31, 1995 the redemption provision was rescinded with the approval of the holders of such stock. Because this redemption provision was rescinded the Series A preferred stock is classified as stockholders' equity at December 31, 1995.


Note 8.  Major Customers


Sales for Ragar Corp. and the Predecessor Business include sales to, and accounts receivable due from, the following major customers:

                                                                               Percent to Total
                           Percent to Total Sales                             Accounts Receivable
              ------------------------------------------------------     -------------------------------
                                    Predecessor Business                  Ragar Corp.
                                   ---------------------------------     -------------       Predecessor
                  Ragar Corp.                           Year Ended                           Business
              ----------------                         December 31,                        -------------
               June 2, 1995 to     January 1, to      -------------       December 31,      December 31,
  Customer    December 31 1995      June 1, 1995      1994     1993          1995             1994
- --------------------------------------------------------------------------------------------------------
      A               13%               10%           12%      11%           12%              10%
      B               9%                 8%           12%      10%            3%               3%

Note 9.  Advertising

Advertising expense consists of the following:


                         Ragar Corp.                     Predecessor Business
                    ---------------------    ---------------------------------------------------
                       June 1, 1995 to       January 1, 1995          Years Ended December 31,
                      December 31, 1995      to June 1, 1995           1994              1993
                    ----------------------------------------------------------------------------
                      $         314,558      $       137,952     $      465,104    $     433,032
                    ----------------------------------------------------------------------------
                    ----------------------------------------------------------------------------

RAGAR CORP. AND SUBSIDIARIES
(A New York Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10.  Income Taxes

The provision for federal income taxes for the period ended December 31, 1995 is comprised of the following:

      Current expense                  $    218,979
      Deferred tax expense                   35,616

                                       ------------
                                       $    254,595
                                       ------------
                                       ------------

The $35,616 deferred tax liability at December 31, 1995 is the result of temporary differences between the tax bases and reported amounts of intangible assets.


Note 11.  Loss on Sale of Securities of Predecessor Business

A summary of net losses on sales of securities (primarily foreign currency contracts) of the Predecessor Business for the year ended December 31, 1994, are as follows:

Gross gains                                         $       1,740,104
Gross losses                                              (2,396,366)
                                                    -----------------
             Net loss on sale of securities         $       (656,262)
                                                    -----------------
                                                    -----------------

The Predecessor Business accounted for these securities at market value.

There were no open contracts at December 31, 1994 or 1993. The Successor Business does not enter into foreign currency contracts.


Note 12.  Commitments, Contingencies and Related Party Transactions

Related party lease commitments

The Company leases its premises from Realty under a noncancelable operating lease expiring in May 1998. Future minimum rental payments under this lease are as follows:

       1996                            $         100,284
       1997                                      100,284
       1998                                       41,785
                                       -----------------
                                       $         242,353
                                       -----------------
                                       -----------------

Total rent expense under this lease and month-to-month leases for the period from inception to December 31, 1995 was $60,199.

RAGAR CORP. AND SUBSIDIARIES
(A New York Corporation)


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 12.  Commitments, Contingencies and Related Party Transactions (continued)

Employment agreements

The Company has entered into employment agreements with its Chief Operating Officer (COO) and Chief Financial Officer (CFO). The COO's agreement, expiring in July 1998, stipulates the annual salary and bonus to be paid. The bonus is payable in cash and common stock of Ragar and is based in part on the Company's attainment of certain operating goals. The CFO's agreement, as amended, expires in June 2000 and stipulates the annual salary and bonus to be paid, all of which is payable in cash, and is based in part on the Company's attainment of certain operating goals.

In addition, the CFO, under terms of his employment agreement, purchased, at $.001 per share, 871,500 shares of common stock of Ragar on June 1, 1995. 290,500 shares were deemed to be consideration to the CFO for services provided prior to June 1, 1995 in connection with the acquisition of the Predecessor Business. Such shares were deemed to be "founders shares" and were considered to have been purchased at market value and therefore no compensation expense is recognized in the consolidated financial statements in connection with these shares.

Also pursuant to the employment agreement, the remaining 581,000 shares (Escrow Shares) were deposited into an escrow account on June 1, 1995. All dividends on and voting rights of the Escrow Shares belong to the Company until such time as the Escrow Shares are released from escrow. Upon the first anniversary of the CFO's employment and each of the following four such anniversaries, 116,200 of the Escrow Shares will be released to the CFO together with all rights and privileges thereto. In the event the Company does not meet certain operating goals, as described in the employment agreement, the Company has the right to repurchase those shares at $.001 per share.

The Company will recognize compensation expense equal to the difference between the aggregate market price when earned and the aggregate purchase price of all Escrow Shares released to the CFO. Such compensation expense, if any, will be recorded in the period in which the right to receive such shares is earned. As of December 31, 1995, the CFO had not earned the right to receive 68,122 of the Escrow Shares because the Company did not meet certain operating goals described in the employment agreement during the period from June 2, 1995 to December 31, 1995. Therefore, no compensation expense relating to the Escrow Shares has been recognized in the period from June 2, 1995 to December 31, 1995.

Consulting agreements

The Company has entered into month-to-month consulting agreements with Branin Investments, Inc. (Branin), a principal shareholder of Ragar, PAH Marketing Consultants, Inc. (PAH), a company controlled by the Chairman of the Board and President of Ragar, and Capital Vision Group, Inc. (Capital), a company controlled by a director and shareholder of Ragar, under which the company receives management advisory services in the areas of operations management, financing, and mergers and acquisitions. Pursuant to these agreements the Company pays $35,000, $5,000 and $5,000 per month to Branin, PAH and Capital, respectively. The Company terminated its agreement with Capital in January 1996.

RAGAR CORP. AND SUBSIDIARIES
(A New York Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 12.  Commitments, Contingencies and Related Party Transactions (continued)

Consulting agreements (continued)

Total consulting expense under these agreements for the period from commencement of operations to December 31, 1995 was $315,000.

Related party note receivable

The Company has an unsecured note receivable of $279,536 at December 31, 1995 due from Realty. The note accrues interest at 10% per annum and is payable in equal monthly installments, including interest, of $9,293 through May 1998.

Branin Investments, Inc.

Branin Investments, Inc., which is 100% owned by the Chairman of the Board and President of Ragar acted as advisor to the Company in certain financing and equity transactions consummated concurrently with the acquisition described in Note 2. The Company will pay fees to Branin, in consideration of these advisory services of approximately $650,000, representing 3% of the aggregate proceeds received by the Company from First Source under the Credit Agreement described in Note 6 and 3% of the aggregate proceeds from the Note offering and Preferred Stock Offering described in Note 2. The fees are payable upon the consummation of an underwritten public offering of common stock of the Company. There is no guarantee such an underwritten public offering will be consummated, therefore the financial statements do not contain any provision or liability for these fees.

Predecessor Business Contingency

The Predecessor Business previously engaged an environmental consultant who informed the Predecessor Business that contaminant levels at its business location may exceed maximum levels established by The
Environmental Protection Agency. Management of the Predecessor Business believes that it was not and has not been the source of the contaminants, if any. In the absence of a conclusive finding concerning the source of and the actual level of contamination, no accrual was made in the Predecessor Business financial statements as of December 31, 1994.


The business location of the Predecessor Business was not acquired by the Company in the exchange. The business location was acquired by Realty (see
Note 2) and leased to the Company under the operating lease agreement described above. Subsequent to the acquisition, the Company obtained advice from legal counsel that the Company would not become liable for the potential contamination even if the Predecessor Business or Realty are found to be liable.

RAGAR CORP. AND SUBSIDIARIES
(A New York Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 13.  Cash Flow Information

The following schedule describes the Company's noncash investing and financing activities for the period from June 2, 1995 to December 31, 1995.

Acquisition of net assets of Predecessor Business:

   Ragar common stock and CBH preferred
   stock issued for broker fee                         $      500,000
   Liabilities assumed                                        357,689
                                                       --------------
                                                       $      857,689
                                                       --------------
                                                       --------------


Acquisition costs, incurred by related party
   prior to commencement of operations, contributed
   to Company                                          $      910,468
                                                       --------------
                                                       --------------

There were no significant noncash investing or financing activities of the Predecessor Business during the period from January 1, 1995 to June 1, 1995 and the years ended December 31, 1994 and 1993.

                                  RAGAR CORP.
          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


These pro forma financial statements reflect the June 2, 1995 acquisition by Ragar Corp. (Ragar, the registrant) of Carpet Barn Holdings, Inc. (CBH) and its wholly-owned subsidiary, Carpet Barn, Inc. (CBI), the issuance of debt and preferred stock, and the concurrent acquisition by CBI of certain assets net of assumed liabilities of Carpet Barn. The pro forma income statements are presented as if the transactions occurred on January 1, 1995 and carried forward through the year ended December 31, 1995.

For accounting purposes, the transaction is recorded as a reverse acquisition with CBH and CBI as the accounting acquirer. In a reverse acquisition, the accounting acquirer is treated as the surviving entity, even though the registrant's legal existence does not change and the financial statements refer to Ragar not CBH. The accounting acquirer treats the exchange as a purchase acquisition. As a result, the exchange has been recorded using the historical cost basis for the assets of CBH and CBI, as adjusted, and the estimated fair values of Ragar assets and liabilities.

A further description of the exchange, nature and amount of consideration given and pro forma adjustments follow the unaudited pro forma condensed combined financial statements.

RAGAR CORP. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED INCOME STATEMENT
FOR THE YEAR ENDED DECEMBER 31, 1995
(UNAUDITED)
                                Ragar Corp.      Carpet Barn, Inc.
                               Seven Months         Five Months       Pro Forma
                                  Ended                Ended          Adjustment
                             December 31, 1995     June 1, 1995         (Note)           Pro Forma
                             -----------------   -----------------    ----------         ---------
Sales                           $23,979,879         $16,362,727      $         -        $40,342,606
Cost of sales                    17,854,279          11,331,930                -         29,186,209
                                -----------         -----------      -----------        -----------
  Gross profit                    6,125,600           5,030,797                -         11,156,397

Operating expenses                4,016,647           1,307,140          466,667 (1)(3)   5,790,454
                                -----------         -----------      -----------        -----------
  Operating income (loss)         2,108,953           3,723,657         (466,667)         5,365,943

Other income (expense), net      (1,364,998)             13,487         (989,301)(2)     (2,340,812)
                                -----------         -----------      -----------        -----------
  Income before income taxes        743,955           3,737,144       (1,455,968)         3,025,131

Provision for income taxes          254,595                   -          773,950 (4)      1,028,545
                                -----------         -----------      -----------        -----------
  Net income (loss)             $   489,360         $ 3,737,144      $(2,229,918)       $ 1,996,586
                                ===========         ===========      ===========        ===========
Earnings per common share       $      0.02                                             $      0.10
                                ===========         ===========      ===========        ===========
Weighted average of
  common share outstanding       14,583,163                                              14,583,163
                                ===========         ===========      ===========        ===========

                          RAGAR CORP. AND SUBSIDIARY
                         NOTES TO UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL STATEMENTS

Description of Acquisition

Under the terms of an Agreement and Plan of Exchange, each shareholder of CBH received 13,362.5 shares of Ragar Corp. common stock for each share of CBH's common stock. Immediately following the exchange of stock, Ragar contributed approximately $860,000 of additional capital to CBH.

Subsequent to CBH's stock exchange with Ragar, CBI executed an "Asset Purchase Agreement" to acquire certain assets net of assumed liabilities of Carpet Barn for a cash purchase price of $19,257,524. In addition, a $500,000 fee was paid to an unaffiliated third party in connection with the acquisition through the issuance of 500 shares of preferred stock and 21.978 shares of common stock of CBH (subsequently converted in the stock exchange described in the preceding paragraph, into 290,500 shares of common stock of Ragar Corp.). In order to execute this Asset Purchase Agreement, CBI entered into a Credit Agreement with First Source Financial, LLP, and obtained a $14,000,000 revolving note, due May 31, 1999, and a $3,000,000 working capital note, due May 31, 1997, which, under certain criteria, may be extended through May 31, 1999. All borrowings under the Credit Agreement are secured by substantially all of the assets of CBI and the stock of CBH. Loan fees incurred as a result of the Credit Agreement amounted to $402,000 and will be amortized over the term of the loan. As part of this acquisition, CBI also entered into a consulting and restrictive covenant agreement with the former owner of CBI for which it paid $575,000, which will be amortized over the five year term of the agreement.

Nature and Amount of Consideration Given

The allocation of the purchase price adjusting to fair value the assets and liabilities of Carpet Barn is as follows:

Consideration and liabilities assumed:

     Cash paid                                          $19,257,524
     Liabilities assumed                                    357,689
     Stock issued                                           500,000
                                                        -----------
                                                        $20,115,213
                                                        ===========

Allocated to:

     Tangible assets acquired (A)                       $ 3,074,177
     Non-compete covenant                                   575,000
     Cost in excess of net assets of business acquired   16,466,036
                                                        -----------
                                                        $20,115,213
                                                        ===========

     (A) - The tangible assets acquired and liabilities assumed have been recorded at the Predecessor Business' respective carrying values which approximated their fair values on the date of the acquisition.

In addition to the above amounts, approximately $1,007,000 in direct acquisition costs were incurred by the Company and are recorded as costs in excess of net assets of business acquired.

                          RAGAR CORP. AND SUBSIDIARY
                         NOTES TO UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL STATEMENTS

Income Statement Pro Forma Adjustments for the Year Ended December 31, 1995

The pro forma adjustments associated with the combined income statement are as follows:

(1) Non-compete covenant amortization                  47,917
    Loan fees amortization                             33,500
    Goodwill amortization                             289,980
    Debt issuance costs amortization                   53,099
    Organizational costs amortization                     504

To record the estimated amortization expense for the period ended June 1, 1995, of the non-compete covenant, loan fees, debt issuance costs and organizational costs based upon the lives of each agreement, and to record the amortization of goodwill over an estimated useful life of 25 years.

(2) Interest expense                                  989,301

To record estimated interest expense on notes payable, shareholder notes payable and long-term debt for the period ended June 1, 1995.

(3) Rent expense                                       41,667

To record rent expense for the period ended June 1, 1995.

(4) Income tax expense                                773,950

To adjust estimated income tax expense based on the pro forma results of operations for the year ended December 31, 1995.

Ragar Corp. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
Unaudited



                                                      March 31,    December 31,
ASSETS                                                  1996          1995
================================================================================
Current Assets
  Cash                                              $    326,268   $    693,356
  Accounts receivable, less allowance for
    doubtful accounts 1996 $60,000, 1995 $44,000       3,297,098      3,467,282
  Inventory                                              547,121        638,295
  Current portion of related party note receivable       145,256        132,800
  Prepaid expenses                                        99,296         61,637
- --------------------------------------------------------------------------------
    Total current assets                               4,415,040      4,993,370
- --------------------------------------------------------------------------------
Related party note receivable, less current portion      122,322        146,736
Property and equipment, net                              428,846        415,738
Intangibles assets, net                               18,248,599     18,528,647
- -------------------------------------------------------------------------------
                                                    $ 23,214,808   $ 24,084,491
================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
================================================================================
Current Liabilities
  Subordinated notes payable                        $    548,855   $    515,422
  Note payable                                         2,241,001      1,865,604
  Current maturities of long-term debt                 3,530,000      3,527,862
  Accounts payable                                     1,147,959      1,799,764
  Accrued expenses                                       419,165        448,835
  Customer deposits                                      700,788        592,496
- --------------------------------------------------------------------------------
    Total current liabilities                          8,592,869      8,749,983
- --------------------------------------------------------------------------------
Deferred income taxes                                     49,112         35,616
Long-term debt, less current maturities                7,953,461      8,811,558
- --------------------------------------------------------------------------------
Stockholders' Equity
  Preferred stock, $0.01 par value ($1,000
    stated value); 12% Cummulative; 5,500 shares
    authorized; 4,140 shares issued and outstanding    4,140,000      4,140,000
  Discount on preferred stock                         (1,283,571)    (1,283,571)
  Common stock, $0.001 par value;
    120,000,000 shares authorized;

    issued and outstanding 1995 14,932,145
    shares; 1996 14,987,145 shares                        14,987         14,932
  Additional paid-in-capital                           3,344,953      3,330,008
  Retained earnings                                      408,098        285,965
- --------------------------------------------------------------------------------
                                                       6,624,467      6,487,334
- --------------------------------------------------------------------------------
  Total liabilities and stockholders' equity        $ 23,214,808   $ 24,084,491
================================================================================

See Notes to Consolidated Financial Statements

                                       3



Ragar Corp. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
THREE MONTHS ENDED MARCH 31, 1996 and 1995
Unaudited




                                                        1996           1995
                                                        ----           ----
                                                                    Predecessor
                                                     Ragar Corp.      Business
================================================================================
Sales                                                $ 9,764,955    $ 9,147,284
Costs of sales                                         7,087,047      6,296,347
- --------------------------------------------------------------------------------
    Gross profit                                       2,677,908      2,850,937
- --------------------------------------------------------------------------------
Selling, general and administrative expenses:
  Related party consulting fees                          125,000           --
  Related party rent expense                              25,071           --
  Other                                                1,409,823        824,632
- --------------------------------------------------------------------------------
                                                       1,559,894        824,632
- --------------------------------------------------------------------------------
  Amortization and depreciation                          316,546          8,518
- --------------------------------------------------------------------------------
    Operating income                                     801,468      2,017,787

Other income (expense):
  Miscellaneous income                                     4,509          7,906
  Interest expense                                      (429,993)        (3,875)
- --------------------------------------------------------------------------------
  Income before taxes                                    375,984      2,021,818

Provision for income taxes                               129,650           --
- --------------------------------------------------------------------------------
    Net income                                       $   246,333    $ 2,021,818
================================================================================
Net income per common share                          $      0.01
================================================================================
Unaudited Proforma Information:
  Net income before taxes                                           $ 2,021,818
  Proforma income tax expense                                           687,418
- --------------------------------------------------------------------------------
  Proforma net income after taxes                                   $ 1,334,400
================================================================================


See Notes to Consolidated Financial Statements

Ragar Corp. and Subsidiaries
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY-SUCCESSOR BUSINESS
FOR THE THREE MONTHS ENDED MARCH 31, 1996
Unaudited



                                                                                 Common Stock
                                Preferred Stock        Discount      -------------------------------------
                           ------------------------   on Preferred                           Additional      Retained
                             Shares       Dollars        Stock         Shares     Dollars Paid-in-Capital   Earnings      Total
====================================================================================================================================
Balance, December 31, 1995   4,140      $ 4,140,000   $ (1,283,571)  14,932,145  $ 14,932  $ 3,330,008      $  285,965  $ 6,487,334

     Common stock issued      -                -              -          55,000        55       14,945            -          15,000
     Dividends paid           -                -              -            -         -            -           (124,200)    (124,200)
     Net income               -                -              -            -         -            -            246,333      246,333
- ------------------------------------------------------------------------------------------------------------------------------------
Balance, March 31, 1996      4,140      $ 4,140,000   $ (1,283,571)  14,987,145  $ 14,987  $ 3,344,953      $  408,098  $ 6,624,467
====================================================================================================================================


See Notes to Consolidated Financial Statements

Ragar Corp. and Subsidiaries
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY-PREDECESSOR BUSINESS FOR THE THREE MONTHS ENDED MARCH 31, 1995
Unaudited


                               Shares                 Retained
                            Outstanding    Dollars    Earnings         Total
================================================================================
Balance, December 31, 1994      100       $ 50,000   $    737,780  $   787,780

  Dividends paid                 --           --       (1,100,000)  (1,100,000)
  Net income                     --           --        2,021,818    2,021,818
- --------------------------------------------------------------------------------
Balance, March 31, 1995         100       $ 50,000   $  1,659,598  $ 1,709,598
================================================================================

See Notes to Consolidated Financial Statements

Ragar Corp. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995
Unaudited



                                                         1996          1995
                                                         ----          ----
                                                                    Predecessor
                                                      Ragar Corp.    Business
================================================================================
Cash flows from Operating Activities
  Cash received from customers                       $ 10,049,458   $ 9,096,407
  Cash paid to suppliers and employees                 (9,402,430)   (7,921,892)
  Interest paid                                            (6,028)       (3,875)
  Miscellaneous income received                             4,509         7,906
- --------------------------------------------------------------------------------
    Net cash provided by operating activities             645,509     1,178,546
- --------------------------------------------------------------------------------
Cash flows from Investing Activities
  Purchase of equipment                                   (24,162)         --
- --------------------------------------------------------------------------------
    Net cash used in investing activities                 (24,162)         --
- --------------------------------------------------------------------------------
Cash flows from Financing Activities
  Net advances to related parties                          11,228          --
  Principal payments on long-term debt                     (6,404)         --
  Payments on notes payable                              (869,059)         --
  Cash dividends paid                                    (124,200)   (1,100,000)
- --------------------------------------------------------------------------------
    Net cash used in financing activities                (988,435)   (1,100,000)
- --------------------------------------------------------------------------------
    Net increase (decrease) in cash                      (367,088)       78,546

Cash, beginning                                           693,356       665,393
- --------------------------------------------------------------------------------
Cash, ending                                         $    326,268   $   743,939
================================================================================
Reconciliation of Net Income to Net Cash Provided
  By Operating Activities
  Net income                                         $    246,233   $ 2,021,818
    Depreciation                                           36,498         8,518
    Amortization                                          280,047          --
    Accretion of discount on subordinated
      notes payable                                        33,434          --
    Deferred income taxes                                  14,226          --
    Provision for bad debts                                16,000          --

    Interest on long-term debt and notes
      added to note payable                               369,456          --
    Changes in assets and liabilities
      Decrease in accounts receivable                     154,184        61,107
      (Increase) decrease in inventory                     91,174      (108,761)
      Increase in deposits and prepaids                   (37,659)         (987)
      Decrease in accounts payable                       (651,805)     (662,108)
      Increase (decrease) in customer deposits            108,292      (111,984)
      Decrease in accrued expenses                        (14,671)      (29,057)
- --------------------------------------------------------------------------------
        Net cash provided by operating activities    $    645,509   $ 1,178,546
================================================================================
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING
  AND FINANCING ACTIVITIES

Capital lease obligation incurred for the use
  of equipment                                       $     25,445   $      --
================================================================================
Issuance of Common Stock in lieu of finders fee
  and advance                                        $    165,000   $      --
================================================================================



See Notes to Consolidated Financial Statements

RAGAR CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1.  Nature of Business and Significant Accounting Policies

Nature of Business

Ragar Corp. (Successor Business, Ragar, or Company) was organized under the laws of the State of New York on July 19, 1988. Ragar Corp. had substantially no operations prior to its exchange, on June 2, 1995, in a reverse acquisition with Carpet Barn Holdings, Inc. (CBH), which was organized under the laws of the State of Delaware on May 26, 1995 (see Note 2). CBH and its wholly owned subsidiary, Carpet Barn, Inc. (CBI), a Delaware corporation, were formed for the purpose of acquiring the assets and operations of Carpet Barn, Inc., a Nevada corporation (Predecessor Business), a retail carpet sales and installation outlet located in Las Vegas, Nevada. The Company began operations on June 2, 1995, the date of the acquisition, as described in Note 2.

The Company is also related, through common ownership, to C.B. Realty of Delaware, Inc. (Realty).

The Company sells floor coverings, primarily carpet, to the new home and retail replacement markets primarily in southern Nevada.

A summary of the Company's significant accounting policies follows. Unless specifically discussed, the accounting policies apply to Ragar (and its subsidiaries) and the Predecessor Business.

The results of operations of the Company are not comparable to those of the Predecessor Business, due primarily to the amortization of intangible assets and interest expense incurred on the acquisition debt. Comparisons to the quarter ended March 31, 1995, refer to the operations of the Predecessor Business. Also, the Predecessor Business' financial statements contain no provision for income taxes.

Basis of Presentation

On June 2, 1995, the Company acquired all of the common stock of CBH in an exchange (the Exchange) by the holders of such common stock for newly issued common stock of the Company, representing 91% of the Company's common stock outstanding after the Exchange. For financial reporting and accounting purposes, the exchange was recorded as a reverse acquisition, with CBH as the accounting acquirer. In a reverse acquisition, the accounting acquirer is treated as the surviving entity, even though the registrant's legal existence does not change and the financial statement titles refer to the Company, not the accounting acquirer. The accounting acquirer treats the Exchange as a purchase acquisition. As a result, the historical financial information presented is CBH's and not the Company's as previously reported. The operating results of the Company are included with CBH after June 2, 1995, the date of the Exchange. See Note 2 for a further discussion of the Exchange.


The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for the complete financial statements. In management's opinion, the accompanying consolidated financial statements reflect all material adjustments (consisting only of normal recurring accruals) necessary for a fair statement of the results for the interim periods presented. The results for the interim period ended March 31, 1996, are not necessarily indicative of the results which will be reported for the entire year.

The opening stockholders' equity of CBH was retroactively restated to give effect to the impact of the exchange as if CBH has been recapitalized. As a result, the preferred stock of CBH is presented as preferred stock of the Company.

RAGAR CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1.  Nature of Business and Significant Accounting Policies (continued)

Principles of consolidation:

The Successor Business consolidated financial statements include the accounts of the Company and its subsidiaries CBH and CBI. All material intercompany accounts and transactions have been eliminated in consolidation.

Cash

During the periods presented, the Company and the Predecessor Business maintained cash balances, which at times, were in excess of federally insured limits. At March 31, 1996 the Company's cash balances were maintained at financial institutions in Nevada and Illinois.

Inventory

Inventory consists primarily of carpet and vinyl and is stated at the lower of cost (first-in, first-out method) or market.

Property and equipment

Property and equipment is stated at cost, less accumulated depreciation. Depreciation is provided on the straight line and accelerated methods for financial reporting purposes using estimated useful lives of five to forty years.

Intangibles

Cost in excess of net assets of the business' acquired in connection with the Company's acquisitions (see Note 2) is being amortized by the straight-line method over twenty-five years. The Company periodically reviews the value of its goodwill to determine if an impairment has occurred. The Company does not believe that an impairment of its goodwill has occurred based on an evaluation of operating income, cash flows and business prospects.

The Company incurred financing costs related to the bank financing obtained in connection with the acquisition of the Predecessor Business (see Note 2). These costs are being amortized on the effective interest method over the term of the debt.

The Company also entered into a covenant not-to-compete in connection with the acquisition of Predecessor Business (see Note 2). The covenant is being amortized on the straight-line method over the five-year term of the agreement.

Income taxes

The Company provides for deferred taxes on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

RAGAR CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1.  Nature of Business and Significant Accounting Policies (continued)

Advertising

Advertising costs are expensed as incurred.

Earnings per common share

Earnings per common share is calculated based on the weighted average number of common shares outstanding during the period and the net income less preferred stock dividends accrued for the period. There were no common stock equivalents outstanding during the periods presented.

Use of estimates in the preparation of financial statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expense during the reporting period. Actual results could differ from those estimates.

Fair value of financial instruments

The carrying values of financial instruments including cash, accounts receivables, subordinated notes payable, note payable, accounts payable and accrued expenses approximate their fair values because of their short maturities.

The carrying values of long-term debt and the related party note receivable approximate their fair values because the interest rates on these instruments are at market interest rates.

Note 2.  Acquisitions

On June 2, 1995, the Company acquired all of the common stock of CBH in an exchange by the holders of such common stock for 13,362,500 newly issued shares of common stock of the Company, representing 91% of the Company's common stock outstanding after the Exchange. Ragar had no operations prior to the acquisition of the Predecessor Business. Its only asset was approximately $860,000 of cash and it had immaterial liabilities.

Concurrent with CBH's exchange with the Company, CBI executed an Asset Purchase Agreement to acquire certain assets net of assumed liabilities of the Predecessor Business for a cash purchase price of $19,257,524. The acquisition was accounted for as a purchase.

RAGAR CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3.  Pro Forma Financial Information

Unaudited pro forma results of operations of the Company assuming the acquisitions occurred on January 1, 1995 and carried forward through March 31, 1996 are presented below. Pro forma adjustments made to the historical results of operations consist principally of the amortization of intangible assets, interest expense related to acquisition financing and income taxes.

                                         Three Months Ended March 31,
                                         ----------------------------
                                             1996          1995
                                         ============================
Net sales                                $ 9,764,955   $ 9,147,284
Gross profit                               2,677,908     2,850,937
Net income                                   246,233       840,975
Net income per common share                     0.01          0.05

The net income per common share was computed based on the 14,932,142 weighted average common shares outstanding during the period ended March 31, 1996.

The above pro forma information does not purport to be indicative of the results of operations that would have occurred had the acquisitions occurred on January 1, 1995 and is not intended to be a projection or indicative of future results.

Note 4.  Subsequent Event

On May 9, 1996, CBH issued 520 shares of preferred stock, raising $520,000. The preferred stock pays cumulative dividends, payable monthly, at the annual rate of 12% of the stated value thereof. In connection with the issuance of the preferred stock, the Company issued 148,571 shares of Common Stock. The holders of such preferred stock have the right to vote on all matters as a single class with the holders of the CBH Common Stock, and in the aggregate have votes equal to 6% of the total voting power of CBH. The preferred stock is redeemable upon an underwritten public offering of the Company. The proceeds were used to make principal payments on CBH's subordinated debt.

       ================================================================

No person is authorized in connection with any offering made hereby to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the shares of Common Stock offered hereby, nor does it constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any date subsequent to the date hereof.


                              ------------------



                              TABLE OF CONTENTS

                                                         Page

  Prospectus Summary..........................................
  Risk Factors ...............................................
  Use of Proceeds.............................................
  Price Range of Common Stock.................................
  Dividend Policy.............................................
  Capitalization..............................................
  Selected Historical Financial Data..........................
  Management's Discussion and
    Analysis of FinancialCondition
    and Results of Operations.................................
  Business....................................................
  Management..................................................
  Certain Transactions........................................
  Principal and Selling Shareholders..........................
  Description of Capital Stock................................
  Shares Eligible for Future Sale.............................
  Plan of Distribution........................................
  Legal Matters...............................................
  Experts.....................................................
  Available Information.......................................
  Index to Financial Statements...............................


       ================================================================


       ================================================================




                               1,605,716 Shares



                                 RAGAR CORP.







                                 Common Stock


                              ------------------


                                  PROSPECTUS

                             ______________, 1996




                 ============================================

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

                  The expenses incurred by the Company in connection with this Offering are:

  SEC registration fee.............................             $2,089
  Accounting fees and expenses*....................             15,000
  Legal fees and expenses*.........................            150,000
  Printing costs*..................................             10,000
  Blue sky fees and expenses*......................             20,000
  Transfer agent's fees*...........................              2,500
  Miscellaneous*...................................                411
                                                           -----------
          Total....................................        $   200,000
                                                           -----------
                                                           -----------

  *  Estimated.

Item 14. Indemnification of Directors and Officers.

                  Sections 722 and 726 of the New York Business Corporation Law (the "BCL") grant the Company broad powers to indemnify and insure its directors and officers against liabilities they may incur in such capacities. In accordance therewith, the Company's Certificate of Incorporation (the "Charter") and by-laws provide for the fullest indemnification of an officer or director of the Company under the BCL. The Charter also eliminates liability for monetary damages for any breach of directors' duty to the Company and its shareholders, provided that such breach does not result from (a)(i) an act or omission in bad faith, (ii) intentional misconduct or (iii) a knowing violation of law, (b) a transaction from which a director derived a personal benefit or financial gain to which the director was not entitled, or (c) the approval of dividends, stock repurchases, asset distribution or loans to directors in violation of the BCL.

Item 15. Recent Sales of Unregistered Securities.

                  Since December 15, 1992, the Company has sold unregistered securities in the amounts, at the time and for the aggregate amounts of consideration listed as follows:

                  (a) On September 23, 1994, the Company sold an aggregate of 1,000,000 shares of Common Stock to 114 persons in a private placement, for an aggregate consideration of $1,000,000.

                  (b) On June 2, 1995, the Company issued an aggregate of 13,217,750 shares of Common Stock to 10 holders of CBH Common Stock in the

Exchange.

                  (c) In November and December 1995, the Company issued an aggregate of 407,145 shares of Common Stock to 34 purchasers of 12% preferred stock of CBH.

                  (d) In January 1996, the Company issued 5,000 shares of Common Stock to Herman Jeffer as a fee in connection with an advance to the Company.


                  (e) In January 1996, the Company issued 50,000 shares of Common Stock to Elliot H. Vernon as a finders fee.

                  (f) In May 1996, the Company issued an aggregate of 148,571 shares of Common Stock to six purchasers of 12% preferred stock of CBH.

                  The above transactions were made in reliance upon the exemption from the registration provisions under the Securities Act contained in Section 4(2) thereof.


Item 16.      Exhibits and Financial Statement Schedules.


(a) Exhibits

              2.1 Agreement and Plan of Exchange, dated as of June 1, 1995, among the Company, Carpet Barn Holdings, Inc. ("CBH") and the holders of common stock of CBH (incorporated by reference from Exhibit 1 of the Company's Report on Form 8-K (June 2, 1995) (the "June Form 8-K").

              2.2 Asset Purchase Agreement, dated as of June 1, 1995, between Carpet Barn Acquisition Corp. ("CBAC") and Carpet Barn, Inc. ("Carpet Barn") (incorporated by reference from Exhibit 3 of the June Form 8-K).

              2.3 Amendment, dated June 1, 1995, to Asset Purchase Agreement (incorporated by reference from Exhibit 4 of the June Form 8-K).

              3.1 Certificate of Incorporation, dated July 19, 1988, of the Company (incorporated by reference from Exhibit 3(a) of the Company's Registration Statement on Form S-18 (33-29942-NY) filed October 20, 1989 (the "1989 Registration Statement").

              3.2  By-laws of the Company (incorporated by reference from

                   Exhibit 3(b) of the Registration Statement).

              3.3 Amended and Restated Certificate of Incorporation of CBH (incorporated by reference from Exhibit 3.3 of the Company's Annual Report on Form 10-K for the period ended December 31, 1995 (the "Form 10-K")).

              3.4 Certificate of Amendment to Amended and Restated Certificate of Incorporation of CBH (incorporated by reference from Exhibit 3.4 of the Form 10-K).

           ** 5    Opinion of Shereff, Friedman, Hoffman & Goodman, LLP.

              9.1  Voting Trust Agreement, dated May 30, 1995, between Philip
                   A. Herman and certain shareholders of the Company (incorporated by reference from Exhibit 2 of the June Form 8-K).

             10.1 Secured Credit Agreement, dated as of June 1, 1995, between CBAC and with First Source Financial LLP ("First Source") (incorporated by reference from Exhibit 5 of the June Form 8-K).

             10.2 Pledge Agreement, dated as of June 1, 1995, among CBH, CBAC and First Source (incorporated by reference from Exhibit 9 of the June Form 8-K).

             10.3 Guaranty, dated as of June 1, 1995, by CBH in favor of First Source (incorporated by reference from Exhibit 10 of the June Form 8-K).

             10.4 Revolving Note, dated June 1, 1995, between CBAC and First Source (incorporated by reference from Exhibit 6 of the June Form 8-K).

             10.5 Working Capital Note, dated June 1, 1995, between CBAC and First Source (incorporated by reference from Exhibit 7 of the June Form 8-K).

             10.6 Security Agreement, dated June 1, 1995, between CBAC and First Source (incorporated by reference from Exhibit 8 of the June Form 8-K).

             10.7 Terms of preferred stock, par value $.01 per share, stated value $1,000 per share, of CBH (incorporated by reference from Exhibit 12 of the June Form 8-K).

             10.8 Employment Agreement, dated as of July 28, 1995, between CBI and Steven Chesin (incorporated by reference from Exhibit 1 of the Company's Report on Form 10-Q for the quarterly period ended June 30, 1995 (the "June 1995 Form 10-Q).

             10.9 Employment Agreement, dated as of June 1, 1995, between CBI and Mark Szporka incorporated by reference from Exhibit 2 of the June 1995 Form 10-Q).

             10.10 Amendment, dated June 1, 1995, to employment agreement between CBAC and Mark Szporka (incorporated by reference from Exhibit 3 of the June 1995 Form 10-Q).

           10.10.1 Amendment, dated March 6, 1996, to employment agreement between CBAC and Mark Szporka (incorporated by reference from Exhibit 10.11 of the Form 10-K).

             10.11 Form of Promissory Note issued in the offering of short-term notes of CBH (incorporated by reference from Exhibit 11 of the June Form 8-K).

             10.12 Lease, dated June 1, 1995, between C.B. Realty of Delaware,
                   Inc. ("CB Realty") and CBAC (incorporated by reference from
                   Exhibit 10.13 of the Form 10-K).

             10.13 First Amendment to Lease Agreement, dated August 1, 1995, between CB Realty and CBAC (incorporated by reference from Exhibit 10.14 of the Form 10-K).

             10.14 Promissory Note, dated June 1, 1995 from CB Realty in favor of CBAC (incorporated by reference from Exhibit 10.15 of the Form 10-K).

             16 Letter from Scott & Guilfoyle (incorporated by reference from Exhibit 1 of the Company's Report on Form 8-K (August 1, 1995)).

             21    List of Subsidiaries of the Company.

             23.1  Consent of McGladrey & Pullen, LLP.

             24.1  Power of Attorney (contained in the signature page hereto).

- ----------------
**       To be filed by amendment.

Item 17. Undertakings.

(a)      Indemnification

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Companywill, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


(b)      The Company hereby undertakes that:

         (1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

         (2) for the purposes of determining liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c)      The registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 31st day of May, 1996.


                                           RAGAR CORP.

                                           By: /s/ Philip A. Herman
                                           Philip A. Herman
                                           Chairman of the Board and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


   Signature                                       Titles                                       Date
   /s/ Philip A. Herman                            Chairman of the Board and President          May 31, 1996
   --------------------------
   Philip A. Herman

                  *                                Director                                     May 31, 1996
   -----------------------------------
   Michael Mindlin

                  *                                Director                                     May 31, 1996
   -----------------------------------
   Gary Peiffer

                                                   Director
   -----------------------------------
   Lawrence Fleischman

                  *                                Director                                     May 31, 1996
   ------------------------------------
   Facundo Bacardi

                  *                                Chief Financial Officer (Principal           May 31, 1996
   -----------------------------------             Financial and Accounting Officer)
   Mark Szporka

*By: /s/ Philip A. Herman
       Philip A. Herman
       Power of Attorney

                                Exhibit Index

Exhibit       Name                                                       Page

2.1 Agreement and Plan of Exchange, dated as of June 1, 1995, among the Company, Carpet Barn Holdings, Inc. ("CBH") and the holders of common stock of CBH (incorporated by reference from Exhibit 1 of the Company's Report on Form 8-K (June 2, 1995) (the "June Form 8-K").

2.2 Asset Purchase Agreement, dated as of June 1, 1995, between Carpet Barn Acquisition Corp. ("CBAC") and Carpet Barn, Inc. ("Carpet Barn") (incorporated by reference from Exhibit 3 of the June Form 8-K).

2.3           Amendment, dated June 1, 1995, to Asset Purchase
              Agreement (incorporated by reference from Exhibit 4 of the June Form 8-K).

3.1 Certificate of Incorporation, dated July 19, 1988, of the Company (incorporated by reference from Exhibit 3(a) of the Company's Registration Statement on Form S-18 (33-29942-NY) filed October 20, 1989 (the "1989
              Registration Statement").

3.2 By-laws of the Company (incorporated by reference from Exhibit 3(b) of the Registration Statement).

3.3 Amended and Restated Certificate of Incorporation of CBH (incorporated by reference from Exhibit 3.3 of the Company's Annual Report on Form 10K for the period ended December 31, 1995 (the "Form 10-K")).

3.4           Certificate of Amendment to Amended and Restated
              Certificate of Incorporation of CBH (incorporated by reference from Exhibit 3.4 of the Form 10-K).

**5          Opinion of Shereff, Friedman, Hoffman & Goodman, LLP.

9.1           Voting Trust Agreement, dated May 30, 1995, between
              Philip A. Herman and certain shareholders of the Company (incorporated by reference from Exhibit 2 of the June Form 8-K).

10.1 Secured Credit Agreement, dated as of June 1, 1995, between CBAC and with First Source Financial LLP ("First Source") (incorporated by reference from Exhibit 5 of the June Form 8-K).

10.2 Pledge Agreement, dated as of June 1, 1995, among CBH, CBAC and First Source (incorporated by reference from

              Exhibit 9 of the June Form 8-K).

10.3 Guaranty, dated as of June 1, 1995, by CBH in favor of First Source (incorporated by reference from Exhibit 10 of the June Form 8-K).

10.4 Revolving Note, dated June 1, 1995, between CBAC and First Source (incorporated by reference from Exhibit 6 of the June Form 8-K).

10.5 Working Capital Note, dated June 1, 1995, between CBAC and First Source (incorporated by reference from Exhibit 7 of the June Form 8-K).

10.6 Security Agreement, dated June 1, 1995, between CBAC and First Source (incorporated by reference from Exhibit 8 of the June Form 8-K).

Exhibit        Name                                                         Page

10.7 Terms of preferred stock, par value $.01 per share, stated value $1,000 per share, of CBH (incorporated by reference from Exhibit 12 of the June Form 8-K).

10.8 Employment Agreement, dated as of July 28, 1995, between CBI and Steven Chesin (incorporated by reference from Exhibit 1 of the Company's Report on Form 10-Q for the quarterly period ended June 30, 1995 (the "June 1995 Form 10-Q).

10.9 Employment Agreement, dated as of June 1, 1995, between CBI and Mark Szporka incorporated by reference from
              Exhibit 2 of the June 1995 Form 10-Q).

10.10 Amendment, dated June 1, 1995, to employment agreement between CBAC and Mark Szporka (incorporated by reference from Exhibit 3 of the June 1995 Form 10-Q).

10.10.1 Amendment, dated March 6, 1996, to employment agreement between CBAC and Mark Szporka (incorporated by reference from Exhibit 10.11 of the Form 10-K).

10.11 Form of Promissory Note issued in the offering of short-term notes of CBH (incorporated by reference from Exhibit 11 of the June Form 8-K).

10.12         Lease, dated June 1, 1995, between C.B. Realty of
              Delaware, Inc. ("CB Realty") and CBAC (incorporated by reference from Exhibit 10.13 of the Form 10-K)

10.13         First Amendment to Lease Agreement, dated August 1,

              1995, between CB Realty and CBAC (incorporated by reference from Exhibit 10.14 of the Form 10-K).

10.14 Promissory Note, dated June 1, 1995 from CB Realty in favor of CBAC (incorporated by reference from Exhibit
              10.15 of the Form 10-K).

16 Letter from Scott & Guilfoyle (incorporated by reference from Exhibit 1 of the Company's Report on Form 8-K
              (August 1, 1995)).

21            List of Subsidiaries of the Company.

23.1          Consent of McGladrey & Pullen, LLP.

24.1          Power of Attorney (contained in the signature page hereto).


**       To be filed by amendment.